                                                                EXHIBIT 4(ii)(g)
                                                                ----------------


                               CREDIT AGREEMENT


                         Dated as of November 14, 2000


                                     among


                      UNITED DOMINION REALTY TRUST, INC.,
                                 as Borrower,


                         UNITED DOMINION REALTY, L.P.
        and Certain Other Subsidiaries and Affiliates of the Borrower,
                                as Guarantors,


                           THE LENDERS NAMED HEREIN


                                      and


                          FIRST UNION NATIONAL BANK,
                            as Administrative Agent

_______________________________________________________________________________


                         FIRST UNION SECURITIES, INC.
                 as Joint Lead Arranger and Sole Book Manager

                        BANC OF AMERICA SECURITIES LLC
                            as Joint Lead Arranger

                             BANK OF AMERICA, N.A.
                             as Syndication Agent

                         KEYBANK NATIONAL ASSOCIATION
                            as Documentation Agent

                               TABLE OF CONTENTS


SECTION 1 DEFINITIONS...................................................   1
          -----------
       1.1 Definitions..................................................   1
           -----------
       1.2 Computation of Time Periods..................................  18
           ---------------------------
       1.3 Accounting Terms.............................................  18
            ----------------

SECTION 2 CREDIT FACILITIES.............................................  19
          -----------------
      2.1  Loans........................................................  19
           -----
      2.2  [Intentionally Omitted]......................................  20
      2.3  [Intentionally Omitted]......................................  20
      2.4  [Intentionally Omitted]......................................  20

SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES................  20
          ----------------------------------------------
      3.1  Default Rate.................................................  20
           ------------
      3.2  Extension and Conversion.....................................  20
           ------------------------
      3.3  Prepayments..................................................  21
           -----------
      3.4  [Intentionally Omitted]......................................  21
      3.5  Fees.........................................................  21
           ----
      3.6  Capital Adequacy.............................................  22
           ----------------
      3.7  Inability To Determine Interest Rate.........................  22
           ------------------------------------
      3.8  Illegality...................................................  22
           ----------
      3.9  Requirements of Law..........................................  23
           -------------------
      3.10 Taxes........................................................  24
           -----
      3.11 Indemnity....................................................  25
           ---------
      3.12 Pro Rata Treatment...........................................  25
           ------------------
      3.13 Sharing of Payments..........................................  26
           -------------------
      3.14 Payments, Computations, Etc..................................  26
           ---------------------------
      3.15 Evidence of Debt.............................................  28
           ----------------
      3.16 Extension of Termination Date................................  28
           -----------------------------

SECTION 4 GUARANTY......................................................  29
          --------
      4.1  The Guarantee................................................  29
           -------------
      4.2  Obligations Unconditional....................................  29
           -------------------------
      4.3  Reinstatement................................................  30
           -------------
      4.4  Certain Additional Waivers...................................  31
           --------------------------
      4.5  Remedies.....................................................  31
           --------
      4.6  Rights of Contribution.......................................  31
           ----------------------
      4.7  Continuing Guarantee.........................................  32
           --------------------
      4.8  Release of Guarantors by Administrative Agent................  32
           ---------------------------------------------

SECTION 5 CONDITIONS....................................................  32
          ----------
      5.1  Conditions to Closing........................................  32
           ---------------------
      5.2  Conditions to All Extensions of Credit.......................  34
           --------------------------------------
SECTION 6 REPRESENTATIONS AND WARRANTIES................................  34
          ------------------------------

      6.1   Financial Condition.........................................  35
            -------------------
      6.2   No Material Adverse Changes.................................  35
            ---------------------------
      6.3   Organization; Existence; Compliance with Law................  35
            --------------------------------------------
      6.4   Power; Authorization; Enforceable Obligations...............  35
            ---------------------------------------------
      6.5   No Legal Bar................................................  36
            ------------
      6.6   No Material Litigation......................................  36
            ----------------------
      6.7   No Default..................................................  36
            ----------
      6.8   Ownership of Property; Liens................................  36
            ----------------------------
      6.9   Taxes.......................................................  36
            -----
      6.10  ERISA.......................................................  37
            -----
      6.11  Governmental Regulations, Etc...............................  38
            -----------------------------
      6.12  Subsidiaries................................................  39
            ------------
      6.13  Purpose of Extensions of Credit.............................  39
            -------------------------------
      6.14  Environmental Matters.......................................  39
            ---------------------

SECTION 7 AFFIRMATIVE COVENANTS.........................................  40
          ---------------------
      7.1   Financial Statements........................................  40
            --------------------
      7.2   Certificates; Other Information.............................  41
            -------------------------------
      7.3   Notices.....................................................  42
            -------
      7.4   Payment of Obligations......................................  43
            ----------------------
      7.5   Conduct of Business and Maintenance of Existence............  43
            ------------------------------------------------
      7.6   Maintenance of Property; Insurance..........................  43
            ----------------------------------
      7.7   Inspection of Property; Books and Records; Discussions......  43
            ------------------------------------------------------
      7.8   Environmental Laws..........................................  44
            ------------------
      7.9   Financial Covenants.........................................  44
            -------------------
      7.10  Agency Fees.................................................  46
            -----------
      7.11  Additional Guaranties.......................................  46
            ---------------------
      7.12  Ownership of Subsidiaries...................................  47
            -------------------------
      7.13  Use of Proceeds.............................................  47
            ---------------

SECTION 8 NEGATIVE COVENANTS............................................  47
          ------------------
      8.1   Limitations on Debt.........................................  47
            -------------------
      8.2   Restriction on Liens........................................  47
            --------------------
      8.3   Consolidations, Mergers and Sales and Purchases of Assets...  48
            ---------------------------------------------------------
      8.4   Loans and Investments.......................................  49
            ---------------------
      8.5   Transactions with Affiliates................................  49
            ----------------------------
      8.6   Transactions with Other Persons regarding this Agreement....  50
            --------------------------------------------------------
      8.7   Limitation on Certain Restrictions on Subsidiaries..........  50
            --------------------------------------------------

SECTION 9 EVENTS OF DEFAULT.............................................  50
          -----------------
      9.1   Events of Default...........................................  50
            -----------------
      9.2   Acceleration; Remedies......................................  53
            ----------------------

SECTION 10 AGENCY PROVISIONS............................................  53
           -----------------
      10.1  Appointment.................................................  53
            -----------
      10.2  Delegation of Duties........................................  54
            --------------------
      10.3  Exculpatory Provisions......................................  54
            ----------------------

     10.4   Reliance on Communications..................................  54
            --------------------------
     10.5   Notice of Default...........................................  55
            -----------------
     10.6   Non-Reliance on Administrative Agent and Other Lenders......  55
            ------------------------------------------------------
     10.7   Indemnification.............................................  56
            ---------------
     10.8   Administrative Agent in its Individual Capacity.............  56
            -----------------------------------------------
     10.9   Successor Administrative Agent..............................  56
            ------------------------------

SECTION 11 MISCELLANEOUS................................................  57
           -------------
     11.1   Notices.....................................................  57
            -------
     11.2   Right of Set-Off............................................  58
            ----------------
     11.3   Benefit of Agreement........................................  58
            --------------------
     11.4   No Waiver; Remedies Cumulative..............................  60
            ------------------------------
     11.5   Payment of Expenses, etc....................................  61
            ------------------------
     11.6   Amendments, Waivers and Consents............................  61
            --------------------------------
     11.7   Counterparts................................................  63
            ------------
     11.8   Headings....................................................  63
            --------
     11.9   Survival....................................................  63
            --------
     11.10  Governing Law; Submission to Jurisdiction; Venue............  63
            ------------------------------------------------
     11.11  Severability................................................  64
            ------------
     11.12  Entirety....................................................  64
            --------
     11.13  Binding Effect; Termination.................................  64
            ---------------------------
     11.14  Source of Funds.............................................  64
            ---------------
     11.15  Conflict....................................................  65
            --------

                                   SCHEDULES

Schedule 2.1(a)          Schedule of Lenders and Commitments
Schedule 2.1(b)(i)       Form of Notice of Borrowing
Schedule 2.1(e)          Form of Note
Schedule 3.2             Form of Notice of Extension/Conversion
Schedule 5.1(e)(v)       Officer's Certificate
Schedule 6.3             Qualifications Concerning Organization, Existence and
                           Compliance with Law
Schedule 6.6             Material Litigation
Schedule 6.12            Subsidiaries
Schedule 7.2(b)          Form of Officer's Compliance Certificate
Schedule 7.11            Form of Joinder Agreement
Schedule 8.7             REMICs and Other Special Subsidiaries
Schedule 11.1            Schedule of Lender's Addresses
Schedule 11.3(b)         Form of Assignment and Acceptance

                               CREDIT AGREEMENT

     THIS CREDIT AGREEMENT dated as of November 14, 2000 (the "Credit
                                                               ------
Agreement"), is by and among UNITED DOMINION REALTY TRUST, INC., a Virginia
---------
corporation (the "Borrower"), UNITED DOMINION REALTY, L.P., a Virginia limited
                  --------
partnership and the other subsidiaries and affiliates identified on the signature pages hereto and such other subsidiaries and affiliates as may from time to time become Guarantors hereunder in accordance with the provisions hereof (the "Guarantors"), the lenders named herein and such other lenders as
             ----------
may become a party hereto (the "Lenders") and FIRST UNION NATIONAL BANK, as
                                -------
Administrative Agent (in such capacity, the "Administrative Agent").
                                             --------------------

                              W I T N E S S E T H

     WHEREAS, the Borrower has requested that the Lenders provide $100 million in aggregate amount of term loans to the Borrower for the purposes hereinafter set forth;

     WHEREAS, the Guarantors acknowledge that such term loans inure to the mutual benefit of the Borrower and the Guarantors;

     WHEREAS, the Lenders have agreed to make the requested term loans available to the Borrower on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1
                                  DEFINITIONS
                                  -----------

     1.1  Definitions.
          -----------

     As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

          "Additional Credit Party" means each Person that becomes a Guarantor
           -----------------------
     after the Closing Date by execution of a Joinder Agreement.

          "Administrative Agent" means First Union National Bank and its
           --------------------
     successors and assigns.

          "Affiliate" means, with respect to any Person, any other Person (i)
           ---------
     directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such

     Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Applicable Percentage" means for any day, the rate per annum set
           ---------------------
     forth below opposite the applicable rating for the Borrower's senior unsecured (non-credit enhanced) long term debt then in effect, it being understood that the Applicable Percentage for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", and (ii) Eurodollar Loans shall be the percentage set forth under the column "Eurodollar Margin":


       Pricing           S&P              Moody's      Eurodollar     Base Rate
        Level          Rating              Rating        Margin        Margin
        -----          ------              ------        ------      ---------
         I               A-                  A3          0.750%         0%
         II             BBB+                Baa1         0.925%         0%
         III             BBB                Baa2          1.05%         0%
         IV             BBB-                Baa3          1.20%         0%
         V           below BBB-          below Baa3       1.80%         0%
                     or unrated          or unrated

     The numerical classification set forth under the column "Pricing Level" shall be established based on the better of ratings by S&P and Moody's for the Borrower's senior unsecured (non-credit enhanced) long term debt; provided, however, that if the ratings of S&P and Moody's are two or more
     --------  -------
     pricing levels apart, then the Applicable Percentage shall be the average of the two Applicable Percentages corresponding to the Pricing Levels for the applicable ratings of S&P and Moody's. The Applicable Percentage shall be determined and adjusted on the date five (5) Business Days after each change in debt rating. Adjustments in the Applicable Percentage shall be effective as to all Loans from the date of adjustment. The Administrative Agent shall promptly notify the Lenders of changes in the Applicable Percentage. Adjustments in the Applicable Percentage shall be effective as to existing Extensions of Credit as well as new Extensions of Credit made thereafter.

          "Attributed Principal Amount" means, on any day, with respect to any
           ---------------------------
     Securitization Transaction entered into by any member of the Consolidated Group, the aggregate amount (with respect to any such transaction, the "Invested Amount") paid to, or borrowed by, such Person as of such date
      ---------------
     under such Securitization Transaction, minus the aggregate amount received
                                            -----
     by the applicable Receivables Financier and applied to the reduction of the Invested Amount under such Securitization Transaction.

          "Bank of America Credit Agreement" means that certain Credit Agreement
           --------------------------------
     dated as of June 1, 2000 by and among the Borrower, United Dominion Realty, L.P. and certain other subsidiaries and affiliates of the Borrower, the lenders party thereto, and Bank of America, N.A., as Administrative Agent.

          "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United
           ---------------
     States Code, as amended, modified, succeeded or replaced from time to time.

          "Bankruptcy Event" means, with respect to any Person, the occurrence
           ----------------
     of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of ninety (90) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

          "Base Rate" means, for any day, the rate per annum (rounded upwards,
           ---------
     if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1%
                                                                 ----
     or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

          "Base Rate Loan" means any Loan bearing interest at a rate determined
           --------------
     by reference to the Base Rate.

          "Borrower" means the Person identified as such in the heading hereof,
           --------
     together with any permitted successors and assigns.

          "Business Day" means a day other than a Saturday, Sunday or other day
           ------------
     on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, except that, when used in
                                                      ------ ----
     connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

          "Cash Equivalents" means (a) securities issued or directly and fully
           ----------------
     guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, or (ii) any domestic commercial bank of recognized standing (y) having capital and surplus in excess of $500,000,000 and (z) whose short-term commercial paper rating from S&P is at least A-2 (and not lower than A-3) or the equivalent thereof or from Moody's is at least P-2 (and not lower than P-3) or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of
                              -------------
     of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated at least A-2 (and not lower than A-3) or the equivalent thereof by S&P or at least P-2 (and not lower than P-3) or the equivalent by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by a Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal auction preferred stock (i) rated A- (or the equivalent thereof) or better by S&P or A3 (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Borrower Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (f).

          "Change of Control" means the occurrence of any of the following
           -----------------
     events: (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, voting stock of the Borrower (or other securities convertible into such voting stock) representing 35% or more of the combined voting power of all voting stock of the Borrower, or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

          "Closing Date" means the date hereof.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended, and any
           ----
     successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to Sections of the Code shall be construed also to refer to any successor sections.

          "Commitment" means, with respect to each Lender, the commitment of
           ----------
     such Lender to make a Loan to the Borrower on the Effective Date in the principal amount specified with respect to such Lender in Schedule 2.1(a)
                                                               ---------------
     in accordance with the provisions of Section 2.1(a).

          "Commitment Percentage" means, for each Lender, a fraction (expressed
           ---------------------
     as a decimal) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the aggregate amount of the Commitments of all Lenders at such time. The initial Commitment Percentage of each Lender is set out on Schedule 2.1(a).
                                  ---------------

          "Consolidated Adjusted EBITDA" means, for any period for the
           ----------------------------
     Consolidated Group, the sum of Consolidated EBITDA for such period minus a
                                                                        -----
     reserve equal to $62.50 per apartment unit per quarter ($250 per apartment unit per year). Except as expressly provided otherwise, the applicable period shall be for the single fiscal quarter ending as of the date of determination.

          "Consolidated Adjusted Tangible Net Worth" means at any date:
           ----------------------------------------

                    (i) the sum of (A) the consolidated shareholders' equity of the Consolidated Group (net of Minority Interests) plus (B)
                                                                  ----
               accumulated depreciation of real estate owned to the extent reflected in the then book value of the Consolidated Assets minus, without duplication,
               -----

                    (ii) the Intangible Assets of the Consolidated Group.

          "Consolidated Assets" means the assets of the members of the
           -------------------
     Consolidated Group determined in accordance with GAAP on a consolidated basis.

          "Consolidated EBITDA" means for any period for the Consolidated Group,
           -------------------
     the sum of Consolidated Net Income plus Consolidated Interest Expense plus
                                        ----
     all provisions for any Federal, state or other income taxes plus
                                                                 ----
     depreciation, amortization and other non-cash charges, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding in any event gains and losses on Investments and extraordinary gains and losses, and taxes on such excluded gains and tax deductions or credits on account of such excluded losses. Except as expressly provided otherwise, the applicable period shall be for the single fiscal quarter ending as of the date of determination.

          "Consolidated Funded Debt" means total Debt of the Consolidated Group
           ------------------------
     on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

          "Consolidated Group" means the Borrower and its consolidated
           ------------------
     Subsidiaries, as determined in accordance with GAAP.

          "Consolidated Interest Expense" means for any period for the
           -----------------------------
     Consolidated Group, all interest expense, including the amortization of debt discount and premium, the interest component under capital leases and the implied interest component under Securitization Transactions, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

          "Consolidated Net Income" means for any period, the net income of the
           -----------------------
     Consolidated Group on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

          "Consolidated Net Operating Income from Realty" means, for any period
           ---------------------------------------------
     for any Realty of the Consolidated Group, an amount equal to (i) the aggregate rental and other income from the operation of such Realty during such period; minus (ii) all expenses and other proper charges incurred in
                  -----
     connection with the operation of such Realty (including, without limitation, real estate taxes and bad debt expenses) during such period; but, in any case, before payment of or provision for debt service charges for such period, income taxes for such period, and depreciation, amortization and other non-cash expenses for such period, all on a consolidated basis determined in accordance with GAAP on a consistent basis.

          "Consolidated Net Operating Income from Unencumbered Realty" means,
           ----------------------------------------------------------
     for any period, an amount equal to (i) the aggregate rental and other income from the operation of Consolidated Unencumbered Realty during such period; minus (ii) all expenses and other proper charges incurred in
             -----
     connection with the operation of Consolidated Unencumbered Realty (including, without limitation, real estate taxes and bad debt expenses) during such period; but, in any case, before payment of or provision for debt service charges for such period, income taxes for such period, and depreciation, amortization and other non-cash expenses for such period, all on a consolidated basis determined in accordance with GAAP on a consistent basis; minus (iii) a reserve equal to $62.50 per apartment unit per quarter
            -----
     ($250 per apartment unit per year) for such period.

          "Consolidated Net Worth" means total stockholders' equity for the
           ----------------------
     Consolidated Group on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

          "Consolidated REO" shall have the meaning ascribed to such term in
           ----------------
     Section 7.11(a) hereof.

          "Consolidated Secured Debt" means for the Consolidated Group on a
           -------------------------
     consolidated basis, all secured Consolidated Funded Debt.

          "Consolidated Total Fixed Charges" means, as of the last day of each
           --------------------------------
     fiscal quarter for the Consolidated Group, the sum of (i) the cash portion of Consolidated Interest Expense paid in the fiscal quarter ending on such day plus (ii) scheduled
         ----
     maturities of Consolidated Funded Debt (excluding the amount by which a final installment exceeds the next preceding principal installment thereon and further excluding amortization on Insurance Company Debt which shall not exceed $7.5 million annually) in the fiscal quarter ending on such day plus (iii) all cash dividends and distributions on preferred stock or other
     ----
     preferred beneficial interests of members of the Consolidated Group paid in the fiscal quarter ending on such day, all on a consolidated basis determined in accordance with GAAP on a consistent basis.

          "Consolidated Total Realty" means, for the Consolidated Group on a
           -------------------------
     consolidated basis, the undepreciated cost of all Realty, whether improved or not.

          "Consolidated Unencumbered Realty" means, for the Consolidated Group
           --------------------------------
     on a consolidated basis, all Realty which is not encumbered by a Lien securing Debt. For purposes of the covenant contained in Section 7.9(f), Consolidated Unencumbered Realty, as of any date for the Consolidated Group, shall be valued at the sum (without duplication) of (a) with respect to any Consolidated Unencumbered Realty purchased or developed prior to January 1 of the year preceding such date, (i) Consolidated Net Operating Income from Unencumbered Realty for the fiscal quarter most recently ended prior to such date multiplied by four, divided by (ii) 9.25%; plus (b) with
                                                                   ----
     respect to any Consolidated Unencumbered Realty purchased or developed on or after January 1 of the year preceding such date, the actual costs of such Realty; plus (c) with respect to any Consolidated Unencumbered Realty
                  ----
     that also constitutes Consolidated Unimproved Realty, the sum of (i) fifty percent (50%) of the GAAP value of the land associated with such Realty plus (ii) an amount equal to fifty percent (50%) of the actual expenditures
     ----
     for improvements on such Realty; plus (d) fifty percent (50%) of the
                                      ----
     Consolidated Group's pro rata share of the GAAP value of any Realty contributed to or otherwise invested in joint ventures which is not encumbered by a Lien securing Debt. Notwithstanding the foregoing, the value of Consolidated Unencumbered Realty shall be determined without including (or otherwise giving credit to) any Realty owned by a Non-Guarantor Subsidiary if (A) the inclusion of such Realty would cause the portion of Consolidated Unencumbered Realty represented by Non-Guarantor Subsidiaries, as of the relevant date of determination, to exceed five percent (5%) of Consolidated Unencumbered Realty or (B) such Non-Guarantor Subsidiary is an obligor, as of the relevant date of determination, with respect to any unsecured Debt (other than those items of Debt set forth in clauses (iii) and (iv) of the definition of Debt).

          "Consolidated Unimproved Realty" means, for the Consolidated Group on
           ------------------------------
     a consolidated basis, all raw unimproved land held for current or future development. For purposes hereof, property under development where construction and development is in progress shall not be considered to be unimproved to the extent that completed buildings are available for rent and are at least 75% leased.

          "Consolidated Unsecured Debt" means, for the Consolidated Group on a
           ---------------------------
     consolidated basis, all unsecured Consolidated Funded Debt.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
     security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Credit Documents" means a collective reference to this Credit
           ----------------
     Agreement, the Notes, each Joinder Agreement, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

          "Credit Party" means any of the Borrower and the Guarantors.
           ------------

          "Debt" of any Person means at any date, without duplication, (i) all
           ----
     obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
     (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all obligations of such Person to reimburse any bank or other person in respect of amounts payable under a letter of credit or similar instrument (being the amount available to be drawn thereunder, whether or not then drawn),
     (vii) all obligations of others secured by a Lien on any asset of such Person, whether or not such obligation is assumed by such Person, (viii) all obligations of others Guaranteed by such Person, (ix) all obligations which in accordance with GAAP would be shown as liabilities on a balance sheet of such Person or which arise in connection with forward equity transactions, (x) the Attributed Principal Amount under any Securitization Transaction and (xi) all obligations of such Person owing under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes, but is classified as an operating lease in accordance with GAAP. Debt of any Person shall include Debt of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person's pro rata share of the ownership of such partnership or joint venture (except if such Debt is recourse to such Person, in which case the greater of such Person's pro rata portion of such Debt or the amount of the recourse portion of the Debt, shall be included as Debt of such Person).

          "Default" means any event, act or condition which with notice or lapse
           -------
     of time, or both, would constitute an Event of Default.

          "Defaulting Lender" means, at any time, any Lender that, at such time,
           -----------------
     (i) has failed to make an Extension of Credit required pursuant to the terms of this Credit Agreement, (ii) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of the Credit Agreement or any other of the Credit Documents, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar proceeding.

          "Dollars" and "$" means dollars in lawful currency of the United
           -------       -
     States of America.

          "Domestic Credit Party" means any Credit Party which is incorporated
           ---------------------
     or organized under the laws of any State of the United States or the District of Columbia.

          "Domestic Subsidiary" means any Subsidiary which is incorporated or
           -------------------
     organized under the laws of any State of the United States or the District of Columbia.

          "Effective Date" means the later of: (a) the Closing Date; and (b) the
           --------------
     date on which all of the conditions precedent set forth in Section 5.1 and
     5.2 shall have been fulfilled or waived in writing by the Required Lenders.

          "Eligible Assignee" means (i) a Lender; (ii) an affiliate of a Lender;
           -----------------
     and (iii) any other commercial bank, financial institution, institutional lender or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) with (a) total assets of at least $10 billion; (b) a long term unsecured debt rating of BBB+ or better from S&P or its equivalent and (c) an office in the United States. Neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

          "Environmental Laws" means any and all lawful and applicable Federal,
           ------------------
     state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "Equity Transaction" means, with respect to any member of the
           ------------------
     Consolidated Group, any issuance of shares of its capital stock or other equity interest, other than an issuance (i) to a member of the Consolidated Group or (ii) in connection with exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to Sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means an entity which is under common control with
           ---------------
     any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

          "ERISA Event" means (i) with respect to any Plan, the occurrence of a
           -----------
     Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to
     Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;
     (vi) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

          "Eurodollar Loan" means any Loan bearing interest at a rate determined
           ---------------
     by reference to the Eurodollar Rate.

          "Eurodollar Rate" means, for the Interest Period for each Eurodollar
           ---------------
     Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                    Eurodollar Rate    =         Interbank Offered Rate
                                             -----------------------------------
                                             1 - Eurodollar Reserve Percentage

          "Eurodollar Reserve Percentage" means for any day, that percentage
           -----------------------------
     (expressed as a decimal) which is in effect from time to time under Regulation D as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default" means such term as defined in Section 9.1.
           ----------------

          "Extension of Credit" means, as to any Lender, the making of a Loan by
           -------------------
     such Lender.

          "Facility Fee" shall have the meaning given such term in Section
           ------------
     3.5(a).

          "Federal Funds Rate" means, for any day, the rate of interest per
           ------------------
     annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate
     --------
     for such day shall be such rate
     on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

          "Fees" means all fees payable pursuant to Section 3.5.
           ----

          "First Union" means First Union National Bank and its successors.
           -----------

          "Foreign Credit Party" means a Credit Party which is not a Domestic
           --------------------
     Credit Party.

          "Foreign Subsidiary" means a Subsidiary which is not a Domestic
           ------------------
     Subsidiary.

          "Funds From Operations" for any period, with respect to any Person,
           ---------------------
     shall have the meaning given to such term in, and shall be calculated in accordance with, the "white paper" issued in March 1995 by the National Association of Real Estate Investment Trusts.

          "GAAP" means generally accepted accounting principles in the United
           ----
     States applied on a consistent basis and subject to the terms of Section
     1.3 hereof.

          "Governmental Authority" means any Federal, state, local or foreign
           ----------------------
     court or governmental agency, authority, instrumentality or regulatory body.

          "Guarantee" by any Person, means any obligation, contingent or
           ---------
     otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided
                                                                    --------
     that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guaranteed Obligations" means, as to each Guarantor, without
           ----------------------
     duplication, all obligations of the Borrower to the Lenders and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or the Credit Documents (including interest accruing after a Bankruptcy Event, regardless of whether such interest is allowed as a claim under the Bankruptcy Code).

          "Guarantor" means each of those Persons identified as a "Guarantor" on
           ---------
     the signature pages hereto, and each other Person which may hereafter become a Guarantor by execution of a Joinder Agreement, together with their successors and permitted assigns.

          "Insurance Company Debt" means Debt owed by the Borrower with respect
           ----------------------
     to the 7.98% Notes due March 2000 - 2003 pursuant to that certain Indenture dated as of February 24, 1993 among the Borrower, CIGNA Principal Mutual Life Insurance Co., and Aid Association for Lutherans, as more fully described in note 4 of the consolidated financial statements contained in the Borrower's report on form 10-K filed with the Securities and Exchange Commission for fiscal year 1999.

          "Intangible Assets" of any Person means at any date the amount of (i)
           -----------------
     all write-ups (other than write-ups resulting from write-ups of assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset owned by such Person and (ii) all unamortized debt discount and expense, unamortized deferred charges, capitalized start-up costs, goodwill, patents, licenses, trademarks, trade names, copyrights, organization or developmental expenses, covenants not to compete and other intangible items.

          "Interbank Offered Rate" means, for the Interest Period for each
           ----------------------
     Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Administrative Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Telerate, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

          "Interest Payment Date" means (i) as to any Base Rate Loan, the last
           ---------------------
     day of each calendar month and the Termination Date and (ii) as to any Eurodollar Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and the Termination Date, and in addition where the applicable Interest Period is more than three months, then also the date three months from the beginning of the Interest Period, and each three months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

          "Interest Period" means as to any Eurodollar Loan, a period of one,
           ---------------
     two, three, four or six month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals); provided, however, (A) if any
                                            --------  -------
     Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then such Interest Period shall end on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

          "Invested Amount" shall have the meaning given such term in the
           ---------------
     definition of Attributed Principal Amount.

          "Investment", in any Person, means any loan or advance to such Person,
           ----------
     any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of, or equity interest in, such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any Guarantee incurred for the benefit of such Person.

          "Joinder Agreement" means a Joinder Agreement substantially in the
           -----------------
     form of Schedule 7.11 hereto, executed and delivered by an Additional
             -------------
     Credit Party in accordance with the provisions of Section 7.11.

          "Lenders" means each of the Persons identified as a "Lender" on the
           -------
     signature pages hereto, and their successors and assigns.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
           ----
     arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

          "Loan" or "Loans" shall have the meaning given such term in Section
           ----      -----
     2.1.

          "Material Adverse Effect" means a material adverse effect on (i) the
           -----------------------
     condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Consolidated Group taken as a whole, (ii) the ability of the Credit Parties taken as a whole to perform any material obligation under the Credit Documents to which they are parties or (iii) the rights and remedies of the Lenders or the Borrower under the Credit Documents.

          "Materials of Environmental Concern" means any gasoline or petroleum
           ----------------------------------
     (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Minority Interests" means any shares of stock (or other equity
           ------------------
     interests) of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Borrower and/or one or more Wholly-Owned Subsidiaries. Minority Interests constituting preferred stock shall be valued at the voluntary or involuntary liquidation value of such preferred stock, whichever is greater, and by valuing common stock at the book value of the capitalized surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

          "Moody's" means Moody's Investors Service, Inc., or any successor or
           -------
     assignee of the business of such Borrower in the business of rating securities.

          "Mortgage Debt" of any Person means at any date the aggregate
           -------------
     principal amount of all Debt of such Person secured by a Lien on any real property owned or leased by it.

          "Multiemployer Plan" means a Plan which is a multiemployer plan as
           ------------------
     defined in Sections 3(37) or 4001(a)(3) of ERISA.

          "Multiple Employer Plan" means a Plan which the Borrower, any
           ----------------------
     Subsidiary of the Borrower or any ERISA Affiliate and at least one employer other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

          "Non-Excluded Taxes" means such term as is defined in Section 3.10.
           ------------------

          "Note" or "Notes" means the promissory notes of the Borrower in favor
           ----      -----
     of each of the Lenders evidencing the Loans in substantially the form attached as Schedule 2.1(e), individually or collectively, as appropriate,
                 ---------------
     as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

          "Notice of Borrowing" means a written notice of borrowing in
           -------------------
     substantially the form of Schedule 2.1(b)(i), as required by Section 5.1.
                               ------------------

          "Notice of Extension/Conversion" means the written notice of extension
           ------------------------------
     or conversion in substantially the form of Schedule 3.2, as required by
                                                ------------
     Section 3.2.

          "Operating Partnership" means United Dominion Realty, L.P., together
           ---------------------
     with any permitted successors and assigns.

          "PBGC" means the Pension Benefit Guaranty Corporation established
           ----
     pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

          "Permitted Investments" means Investments which are either (i) cash
           ---------------------
     and Cash Equivalents; (ii) Investments consisting of stock, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iii) acquisitions and other Investments permitted by Section 8.3(c)(ii) or which do not cause a Default or Event of Default under Section 7.9(i)(ii), as appropriate; (iv) Investments by a member of the Consolidated Group or an Affiliate of a member of the Consolidated Group in connection with a Permitted Securitization Transaction; and (v) Investments by a member of the Consolidated Group in and to a Credit Party.

          "Permitted Securitization Transaction" means any Securitization
           ------------------------------------
     Transaction which (i) the structure and documentation for such Securitization Transaction are reasonably satisfactory to the Administrative Agent and the Required Lenders, (ii) the terms of such

     Securitization Transaction, including the discount applicable to the Receivables which are subject of such financing and any termination events, are (in the good faith understanding of the Administrative Agent and the Required Lenders) consistent with those prevailing in the market at the time of commitment thereto for similar transactions involving a receivables originator/servicer of similar credit quality and a receivables pool or other similar characteristics and (iii) the documentation for such Securitization Transaction shall not be amended or modified in any manner which is materially adverse to the interests of the Lenders without the prior written consent of the Administrative Agent and the Required Lenders.

          "Person" means any individual, partnership, joint venture, firm,
           ------
     corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

          "Plan" means any employee benefit plan (as defined in Section 3(3) of
           ----
     ERISA) which is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
     from time to time by First Union as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by First Union in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by First Union to any debtor).

          "Pro Forma Basis" means, with respect to any transaction, that such
           ---------------
     transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent and the Lenders have received the officer's certificate in accordance with the provisions of Section 7.2(b). As used herein, "transaction" means and includes (i) any corporate merger or consolidation as referred to in Section 8.3(a), and (ii) any acquisition of capital stock or securities or any purchase, lease or other acquisition of property as referred to in Section 8.3(c).

          "Property" means any interest in any kind of property or asset,
           --------
     whether real, personal or mixed, or tangible or intangible.

          "Realty" means all real property and interests therein, together with
           ------
     all improvements thereon.

          "Receivables" means any right of payment from or on behalf of any
           -----------
     obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the sale or financing by a member of the Consolidated Group or merchandise or services, and monies due thereunder, security in the merchandise and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

          "Receivables Financier" means, in connection with a Securitization
           ---------------------
     Transaction, the Person which provides financing for such transaction whether by purchase, loan or otherwise in respect of Receivables.

          "Register" shall have the meaning given such term in Section 11.3(c).
           --------

          "Regulation T, U, or X" means Regulation T, U or X, respectively, of
           ---------------------
     the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "REIT" means a real estate investment trust as defined in Sections
           ----
     856-860 of the Code.

          "Release" means any spilling, leaking, pumping, pouring, emitting,
           -------
     emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

          "REMIC" means a real estate mortgage investment conduit as defined in
           -----
     Section 7701 of the Code.

          "Reportable Event" means any of the events set forth in Section
           ----------------
     4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

          "Required Lenders" means Lenders having at least sixty-six and two-
           ----------------
     thirds percent (66 2/3%) of the aggregate principal amount of the Loans outstanding; provided that outstanding principal amount of Loans owing to,
                  --------
     a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lenders.

          "Requirement of Law" means, as to any Person, the certificate of
           ------------------
     incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or Regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

          "Responsible Officer" means the Chief Financial Officer, the
           -------------------
     Controller, the Senior Vice President of Finance or the Treasurer.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw
           ---
     Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

          "Securitization Subsidiary" shall have the meaning provided in the
           -------------------------
     definition of "Securitization Transaction".

          "Securitization Transaction" means any financing transaction or series
           --------------------------
     of financing transactions that have been or may be entered into by a member of the Consolidated Group pursuant to which such member of the Consolidated Group may sell, convey or otherwise transfer to (i) a Subsidiary or affiliate (a "Securitization Subsidiary"), or (ii) any other Person, or may
                   -------------------------
     grant a security interest in, any Receivables or interests therein secured by merchandise or services financed thereby (whether such Receivables are then existing or arising in the future) of such member of the Consolidated Group, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

          "Single Employer Plan" means any Plan which is covered by Title IV of
           --------------------
     ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

          "Subordinated Debt" means any Debt which by its terms is specifically
           -----------------
     subordinated in right of payment to the prior payment of the obligations of the Credit Parties under this Credit Agreement and the other Credit Documents on terms and conditions satisfactory to the Required Lenders.

          "Subordinated Funded Debt" means at any date all unsecured Debt (i) no
           ------------------------
     part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption or otherwise) prior to the payment in full of the Loans hereunder and (ii) the payment of the principal of and interest on which, and any other obligations to the holder of such Debt, is subordinated to the prior payment in full of the Loans hereunder (including interest accruing after the date of commencement of any proceeding under any bankruptcy, insolvency, or similar law in which such Person is a debtor).

          "Subsidiary" means as to any Person, any corporation, partnership,
           ----------
     limited liability company or other entity of which securities or other ownership interest having an ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise provided, references to a "Subsidiary" or "Subsidiaries" shall mean a Subsidiary or Subsidiaries of the Borrower.

          "Tangible Fair Market Value of Assets" means, as of any date for the
           ------------------------------------
     Consolidated Group, the sum (without duplication) of (a) with respect to any Realty owned by a member of the Consolidated Group and purchased or developed prior to January 1 of the year preceding such date, (i) the sum of (A) Consolidated Net Operating Income from Realty for the fiscal quarter most recently ended prior to such date multiplied by four, minus (B) a
                                                                -----
     reserve of $250 per apartment unit, divided by (ii) 9.25%, plus (b) with
                                                                ----
     respect to any Realty owned by a member of the Consolidated Group and purchased or developed on or after January 1 of the year preceding such date, the actual cost of such Realty, plus (c) with respect to any
                                           ----
     Consolidated Unimproved Realty, the
     sum of (i) one hundred percent (100%) of the GAAP value of the land associated with such Realty plus (ii) an amount equal to one hundred
                                 ----
     percent (100%) of the actual expenditures for improvements on such Realty, plus (d) cash and Cash Equivalents, in each case on a consolidated basis
     ----
     determined in accordance with GAAP applied on a consistent basis, plus (e)
                                                                       ----
     one hundred percent (100%) of the Consolidated Group's pro rata share of the GAAP value of any asset contributed to or otherwise invested in joint ventures; provided, however, that, in calculating Tangible Fair Market
               --------  -------
     Value of Assets, no credit shall be given to any portion of the foregoing components of Tangible Fair Market Value of Assets that exceeds the corresponding maximum amount permitted for such component pursuant to clauses (iii) through (vii) of Section 7.9(i).

          "Termination Date" means May 14, 2003, or if extended pursuant to the
           ----------------
     terms of this Agreement, such later date as to which the Termination Date may be extended.

          "Wholly-Owned Subsidiary" means as to any Person, any Subsidiary all
           -----------------------
     of the voting stock or other similar voting interests are owned directly or indirectly by such Person. Unless otherwise provided, references to "Wholly-Owned Subsidiary" shall mean Wholly-Owned Subsidiaries of the Borrower.

     1.2  Computation of Time Periods.
          ---------------------------

     For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     1.3  Accounting Terms.
          ----------------

     Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. Financial statements, certificates and reports delivered hereunder shall be accompanied by a description of any changes in application of accounting principles and an estimation of the effects thereof. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 7.1 hereof, consistent with the annual audited financial statements referenced in Section 6.1 hereof); provided, however, if (a) the Borrower shall object to determining such
--------  -------
compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then in either case such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

                                   SECTION 2
                               CREDIT FACILITIES
                               -----------------

     2.1  Loans.
          -----

          (a) Term Loans.  Subject to the terms and conditions hereof, each
              ----------
Lender severally agrees to make a term loan (a "Loan") to the Borrower on the
                                                ----
Effective Date in the amount of such Lender's Commitment for the purposes hereinafter set forth. Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and if repaid, a Loan may not be reborrowed hereunder.

          (b) Availability of Loan Proceeds.  Each Lender will make the proceeds
              -----------------------------
of its Loan available to the Administrative Agent for the account of the Borrower as specified in Section 3.14(a), or in such other manner as the Administrative Agent may specify in writing, by 2:30 P.M. (Charlotte, North Carolina time) on the Effective Date in Dollars and in funds immediately available to the Administrative Agent. Such proceeds will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          (c) Repayment.  The principal amount of all Loans shall be due and
              ---------
payable in full on the Termination Date.

          (d) Interest.  Subject to the provisions of Section 3.1,
              --------

              (i)   Base Rate Loans.  During such periods as Loans shall be
                    ---------------
     comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate plus the
                                                                    ----
     Applicable Percentage;

              (ii)  Eurodollar Loans.  During such periods as Loans shall be
                    ----------------
     comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Eurodollar Rate plus
                                                                          ----
     the Applicable Percentage.

Interest on Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

          (e) Notes.  The Loans shall be evidenced by a duly executed Note in
              -----
favor of each Lender.

          (f) Maximum Number of Eurodollar Loans.  The Borrower will be limited
              ----------------------------------
to a maximum number of three (3) Eurodollar Loans outstanding at any time. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.

     2.2 [Intentionally Omitted].

     2.3 [Intentionally Omitted].

     2.4 [Intentionally Omitted].

                                   SECTION 3
                OTHER PROVISIONS RELATING TO CREDIT FACILITIES
                ----------------------------------------------

     3.1 Default Rate.
         ------------

     Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate).

     3.2 Extension and Conversion.
         ------------------------

     Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans
--------  -------
may be converted into Base Rate Loans only on the last day of the respective Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall
                            ---------------
be in a minimum aggregate principal amount of $5,000,000, in the case of Eurodollar Loans, or $1,000,000 in the case of Base Rate Loans, and integral multiples of $100,000 in excess thereof, and (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Administrative Agent (x) prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and (y) on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto; provided
                                                                   --------
that, with respect to clause (x) above, in the case of telephone notice given prior to 11:00 A.M. (Charlotte, North Carolina time), the Borrower shall have until 12:00 Noon (Charlotte, North Carolina time) to deliver the confirmatory written notice. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (a) through (e) of Section 5.2. In the event the Borrower fails to request the extension of any Eurodollar Loan in accordance with this Section, then the Interest Period for such Eurodollar Loan shall be automatically extended for one month at the end of the current Interest Period for such Eurodollar Loan, so long as such extension would otherwise be permitted by this Section. In the event any conversion or extension of a Eurodollar Loan is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

     3.3  Prepayments.
          -----------

          (a) Voluntary Prepayments.  Loans may be repaid in whole or in part
              ---------------------
without premium or penalty; provided that (i) Eurodollar Loans may be prepaid
                            --------
only upon three (3) Business Days' prior written notice to the Administrative Agent and must be accompanied by payment of any amounts owing under Section 3.11, (ii) partial prepayments shall be minimum principal amounts of $5,000,000, in the case of Eurodollar Loans, and $1,000,000, in the case of Base Rate Loans, and in integral multiples of $1,000,000 in excess thereof; (iii) no Loan may be voluntarily prepaid prior to the date one year following the Closing Date; and
(iv) if after giving effect to any such prepayment, the aggregate outstanding principal balance of the Loans would be less than $25,000,000, then the Borrower shall repay the entire outstanding principal balance of Loans.

          (b)  [Intentionally Omitted].

          (c)  Application.  Unless otherwise specified by the Borrower,
               -----------
prepayments made hereunder shall be applied first to Loans which are Base Rate Loans, and then to Loans which are Eurodollar Loans in direct order of Interest Period maturities. Amounts prepaid hereunder may not be reborrowed.

     3.4  [Intentionally Omitted].

     3.5  Fees.
          ----

          (a) Facility Fee. In consideration of the Commitments hereunder, the
              ------------
Borrower agrees to pay to the Administrative Agent for the benefit of each Lender a facility fee (collectively, the "Facility Fee") equal to three-eighths
                                          ------------
of one-percent (0.375%) of such Lender's Commitment. The Facility Fee shall be due and payable in full on the Effective Date.

          (b) Administrative Fees.  The Borrower agrees to pay to the
              -------------------
Administrative Agent, for its own account, an annual administrative fee and such other fees, if any, as agreed to from time to time between the Administrative Agent and the Borrower.

          (c) Extension Fee.  If the Termination Date is extended pursuant to
              -------------
Section 3.16, the Borrower agrees to pay to the Administrative Agent for the benefit of each Lender an extension fee equal to one-fifteenth of one-percent (0.15%) of the outstanding principal amount of the Loans owing to such Lender (after giving effect to any prepayment of Loans being made by the Borrower in connection with such extension).

     3.6  Capital Adequacy.
          ----------------

     If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

     3.7  Inability To Determine Interest Rate.
          ------------------------------------

     If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

     3.8  Illegality.
          ----------

     Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender, upon demand, without duplication, such amounts, if any, as may be reasonably required pursuant to
Section 3.11.

     3.9  Requirements of Law.
          -------------------

     If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

          (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for (i) Non-Excluded Taxes covered by Section 3.10 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.10(b)) and (ii) changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

          (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in
                                                             --------
any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be reasonably required pursuant to Section 3.11. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.10 Taxes.
          -----

          (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any
                  ------------------
amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be
                                --------  -------
entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not a United States person under Section 7701(a)(30) of the Code, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and/or (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

     3.11 Indemnity.
          ---------

     The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.11 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.12 Pro Rata Treatment.
          ------------------

     Except to the extent otherwise provided herein:

          (a) Loans.  Each Loan, each payment or prepayment of principal of any
              -----
Loan, each payment of interest on the Loans, each payment of Facility Fees, each payment of extension fees payable under Section 3.5(c), and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of the outstanding Loans to which such payment or prepayment is to be applied.

          (b) Advances.  No Lender shall be responsible for the failure or delay
              --------
by any other Lender in its obligation to make its ratable share of a borrowing hereunder (and further, no Lender shall be required to fulfill any obligation of a Defaulting Lender); provided, however, that the failure of any Lender to
                      --------  -------
fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder.

     3.13 Sharing of Payments.
          -------------------

     The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.13 to share in the benefits of any recovery on such secured claim.

     3.14 Payments, Computations, Etc.
          ----------------------------

          (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Administrative Agent's office specified in Section 11.1 not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Administrative Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.12(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

          (b) Allocation of Payments After Event of Default.  Notwithstanding
              ---------------------------------------------
any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of the Guaranteed Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

          FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

          SECOND, to payment of any fees owed to the Administrative Agent;

          THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Loans or other Guaranteed Obligations hereunder owing to such Lender;

          FOURTH, to the payment of all accrued interest (pro rata based on proportions of accrued unpaid interest on Loans) and fees on or in respect of the Loans or other Guaranteed Obligations hereunder;

          FIFTH, to the payment of the outstanding principal amount of the Guaranteed Obligations;

          SIXTH, to all other Loans and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

          SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans (or in the case of application under clause "FOURTH" pro rata based on accrued unpaid interest) held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above.

     3.15  Evidence of Debt.
           ----------------

           (a) Each Lender shall maintain an account or accounts evidencing the Loan made by such Lender to the Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

           (b) The Administrative Agent shall maintain the Register pursuant to
Section 11.3(c) hereof, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

           (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.15 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the
                  --------  -------
Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

     3.16  Extension of Termination Date.
           -----------------------------

           (a) The Borrower may request that the Administrative Agent and the Lenders extend the current Termination Date by one year by executing and delivering to the Administrative Agent at least 30 days but not more than 90 days prior to the current Termination Date, a written request for such extension. The Administrative Agent shall forward to each Lender a copy of any such request delivered to the Administrative Agent promptly upon receipt thereof. Subject to satisfaction of the conditions contained in the immediately following subsection (b), the Termination Date shall be extended for one year.

          (b) The effectiveness of any extension of the Termination Date is subject to the following conditions: (i) immediately prior to such extension, no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such extension; (ii) the Borrower shall have paid the Fees payable under Section 3.5(c) hereof; (iii) if such extension is the second extension of the Termination Date, at least 50% of the initial aggregate balance of the Loans shall have been repaid on or prior to the effective date of such extension; and (iv) the Termination Date may be extended only two times pursuant to this Section.

                                   SECTION 4
                                   GUARANTY
                                   --------

     4.1  The Guarantee.
          -------------

     Each of the Guarantors hereby jointly and severally guarantees to each Lender and to the Administrative Agent as hereinafter provided the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

     4.2  Obligations Unconditional.
          -------------------------

     The obligations of the Guarantors under Section 4.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Guaranteed Obligations for amounts paid under this Section 4 until such time as the Lenders have been irrevocably paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

               (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

               (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be done or omitted;

               (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

               (iv) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

               (v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

     4.3  Reinstatement.
          -------------

     The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4.4  Certain Additional Waivers.
          --------------------------

     Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of the rights of subrogation pursuant to Section 4.2.

     4.5  Remedies.
          --------

     The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 9.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said
Section 4.1.

     4.6  Rights of Contribution.
          ----------------------

     The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 4.6), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations
             ------------------------
arising under the other provisions of this Section 4 (hereafter, the "Guarantied
                                                                      ----------
Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata
-----------
Share of the Guarantied Obligations; (ii) "Excess Payment" shall mean, in
                                           --------------
respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and
(iii) "Pro Rata Share", for the purposes of this Section 4.6, shall mean, for
       --------------
any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 4.6 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

     4.7  Continuing Guarantee.
          --------------------

     The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

     4.8  Release of Guarantors by Administrative Agent.
          ---------------------------------------------

     Upon the written request (and at the expense) of the Borrower, the Administrative Agent shall execute a writing releasing, on behalf of the Lenders, one or more Subsidiaries designated by the Borrower from their obligations as Guarantors hereunder, provided that on or prior to the effective
                                     --------
date of such release the Borrower shall have delivered to the Administrative Agent (x) a certificate of a Responsible Officer certifying that (a) on a pro forma basis after giving effect to such release (and the addition of any new Guarantors pursuant to Section 7.11(a) on such effective date), the Credit Parties would have been in compliance with the financial covenant contained in
Section 7.9(f) as of the last day of the most recently ended fiscal quarter, (b) as of such effective date, the Credit Parties will be in compliance with Section 7.11(a) and (c) no other Default or Event of Default then exists or shall occur as a result of such release and (y) evidence satisfactory to the Administrative Agent that the Subsidiaries to be released have been, or will be simultaneously with their release hereunder, released as "Guarantors" under and as defined in the Bank of America Credit Agreement. Such certificate shall include the calculations required to indicate compliance with Section 7.9(f).

                                   SECTION 5
                                  CONDITIONS
                                  ----------

     5.1  Conditions to Closing.
          ---------------------

     This Credit Agreement shall become effective, and the Extensions of Credit may be made, upon the satisfaction of the following conditions precedent:

          (a) Execution of Credit Agreement and Credit Documents.  Receipt of
              --------------------------------------------------
(i) multiple counterparts of this Credit Agreement, and (ii) a Note for each Lender.

          (b) Financial Information.  Receipt of financial information regarding
              ---------------------
the Borrower and its subsidiaries, as may be requested by, and in each case in form and substance satisfactory to the Administrative Agent and the Lenders, including, without limitation, a Borrower-prepared consolidated balance sheet of the Borrower and its consolidated Subsidiaries dated as of June 30, 2000, together with related consolidated statements of operations and cash flows.

          (c)  Absence of Legal Proceedings.  The absence of any action, suit,
               ----------------------------
investigation or proceeding pending in any court or before any arbitrator or governmental instrumentality which could reasonably be expected to have a Material Adverse Effect.

          (d)  Legal Opinions.  Receipt of multiple counterparts of opinions of
               --------------
counsel for the Credit Parties relating to the Credit Documents and the transactions contemplated herein, in form and substance satisfactory to the Administrative Agent and the Required Lenders.

          (e)  Corporate Documents.  Receipt of the following (or their
               -------------------
equivalent) for each of the Credit Parties:

               (i)   Articles of Incorporation.  Copies of the articles of
                     -------------------------
     incorporation or charter documents certified to be true and complete by the appropriate governmental authority of the state of its incorporation or organization.

               (ii)  Resolutions.  Copies of resolutions of the Board of
                     -----------
     Directors or other governing body approving and adopting the respective Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

               (iii) Bylaws.  Copies of the bylaws certified by a secretary or
                     ------
     assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

               (iv)  Good Standing.  Copies of (A) certificates of good
                     -------------
     standing, existence or its equivalent issued by the appropriate governmental authorities of the respective states of incorporation or organization and of each other state in which the failure to qualify and be in good standing would have a Material Adverse Effect and (B) where available, certificates indicating payment of all corporate franchise taxes issued as of a recent date by the appropriate governmental taxing authorities of such states.

               (v)   Officer's Certificate.  An officer's certificate for each
                     ---------------------
     of the Credit Parties dated as of the Closing Date substantially in the form of Schedule 5.1(e)(v) with appropriate insertions and attachments.
             ------------------

          (f)  Fees.  Receipt of all fees, if any, owing pursuant to (i) any
               ----
prior agreement between the Administrative Agent and the Borrower and (ii)
Section 3.5.

          (g)  Subsection 5.2 Conditions.  The conditions specified in Section
               -------------------------
5.2 shall be satisfied.

          (h)  Notice of Borrowing.  The Administrative Agent shall have
               -------------------
received from the Borrower a Notice of Borrowing not later than 11:00 A.M. (Charlotte, North Carolina time) on the Effective Date if the Loans are initially to be Base Rate Loans, or on the third Business Day prior to the Effective Date if the Loans are initially to be Eurodollar Loans, and if Eurodollar Loans are requested, the Interest Period(s) therefor.

          (i) Additional Matters.  All other documents and legal matters in
              ------------------
connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders.

     5.2  Conditions to All Extensions of Credit.
          --------------------------------------

     The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties made by the Credit Parties herein or in any other Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).

          (b) No Default or Event of Default.  No Default or Event of Default
              ------------------------------
shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

          (c) No Material Adverse Effect.  No circumstances, events or
              --------------------------
conditions shall have occurred since the date of the audited financial statements referenced in Section 6.1 which would have or have had a Material Adverse Effect.

          (d) Additional Conditions to Loans.  All conditions set forth in
              ------------------------------
Section 2.1 shall have been satisfied.

     Each request for Extension of Credit (including extensions and conversions) and each acceptance by the Borrower of an Extension of Credit (including extensions and conversions) shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a), (b), (c), and (d) of this subsection have been satisfied.

                                   SECTION 6
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     To induce the Lenders to enter into this Credit Agreement and to make Extensions of Credit herein provided for, each of the members of the Consolidated Group parties hereto (in the case of the Borrower, for itself and for each of the other members of the Consolidated Group; and in the case of each of the other Credit Parties, for itself) hereby represents and warrants to the Administrative Agent and to each Lender that:

     6.1  Financial Condition.
          -------------------

     As to the Borrower, the audited consolidated balance sheet of the Borrower and its consolidated subsidiaries dated as of December 31, 1999, together with related statements of operations, cash flows and shareholders' equity certified by Ernst & Young LLP, independent auditors (copies of which have heretofore been provided to the Administrative Agent for distribution to the Lenders), have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly the financial condition and results from operations of the entities and for the periods specified, subject in the case of interim Borrower-prepared statements to normal year-end adjustments.

     6.2  No Material Adverse Changes.
          ---------------------------

     Since the date of the audited financial statements referenced in Section 6.1, there has been no circumstance, development or event relating to or affecting the members of the Consolidated Group which has had or would be reasonably expected to have a Material Adverse Effect.

     6.3  Organization; Existence; Compliance with Law.
          --------------------------------------------

     Except as disclosed on Schedule 6.3, each of the members of the
                            ------------
Consolidated Group (a) is duly organized, validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, except in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect, (b) has the corporate or other necessary power and authority, and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

     The Borrower is a "real estate investment trust" within the meaning provided under the Code.

     6.4  Power; Authorization; Enforceable Obligations.
          ---------------------------------------------

     Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of extensions of credit or the making of the guaranties hereunder or with the execution, delivery or performance of any Credit Documents by the Credit Parties (other than those which have been obtained, such filings as are required by the Securities and Exchange Commission and to fulfill other reporting requirements with Governmental Authorities) or with the validity or enforceability of any Credit Document against the Credit parties. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     6.5  No Legal Bar.
          ------------

     The execution, delivery and performance of the Credit Documents, the borrowings hereunder and the use of the Extensions of Credit will not violate any Requirement of Law or any Contractual Obligation of any member of the Consolidated Group (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. No member of the Consolidated Group is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect.

     6.6  No Material Litigation.
          ----------------------

     Except to the extent disclosed on Schedule 6.6, no claim, litigation,
                                       ------------
investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against, any members of the Consolidated Group or against any of their respective properties or revenues which (a) relate to the Credit Documents or any of the transactions contemplated hereby or thereby, or (b) if adversely determined, would reasonably be expected to have a Material Adverse Effect.

     6.7  No Default.
          ----------

     No Default or Event of Default has occurred and is continuing.

     6.8  Ownership of Property; Liens.
          ----------------------------

     Each of the members of the Consolidated Group has good title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for liens permitted under
Section 8.2.

     6.9  Taxes.
          -----

     Each of the members of the Consolidated Group has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the best knowledge of the Credit Parties, are required to be filed and has paid or received extensions regarding (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person), and no tax Lien has been filed, and, to the best knowledge of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

     6.10  ERISA.
           -----

     Except as would not reasonably be expected to have a Material Adverse
Effect:

           (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

           (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

           (c) No member of the Consolidated Group nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No member of the Consolidated Group nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any member of the Consolidated Group or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No member of the Consolidated Group nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

           (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

           (e) No member of the Consolidated Group nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

     6.11  Governmental Regulations, Etc.
           -----------------------------

           (a) No part of the proceeds of Extensions of Credit hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of Extensions of Credit hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

           (b) None of the members of the Consolidated Group is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, none of the members of the Consolidated Group is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           (c) Each of the members of the Consolidated Group has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective Property and to the conduct of its business.

           (d) None of the members of the Consolidated Group is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

           (e) Each of the members of the Consolidated Group is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

     6.12  Subsidiaries.
           ------------

     Set forth on Schedule 6.12 are all the Subsidiaries of the Borrower at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein and whether or not such subsidiary is a Guarantor. Each "Guarantor" under and as defined in the Bank of America Credit Agreement is a Guarantor hereunder.

     6.13  Purpose of Extensions of Credit.
           -------------------------------

     The Extensions of Credit will be used to fund acquisitions and development, to refinance existing Debt, and to finance working capital and other corporate purposes.

     6.14  Environmental Matters.
           ---------------------

     Except as would not reasonably be expected to have a Material Adverse
Effect:

           (a) Each of the facilities and properties owned, leased or operated by the members of the Consolidated Group (the "Properties") and all operations
                                               ----------
at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the members of the Consolidated Group (the "Businesses"), and there are no conditions relating to the Businesses or
 ----------
Properties that could give rise to material liability under any applicable Environmental Laws.

           (b) To the knowledge of the members of the Consolidated Group, none of the Properties contains any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

           (c) None of the members of the Consolidated Group has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses.

           (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf any members of the Consolidated Group during their ownership of the Properties in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

           (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which any member of the Consolidated Group is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any member of the Consolidated Group, the Properties or the Businesses.

           (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Properties or arising from or related to the operations (including, without limitation, disposal) of any member of the Consolidated Group in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

                                   SECTION 7
                             AFFIRMATIVE COVENANTS
                             ---------------------

     Each of the Credit Parties (in the case of the Borrower, for itself and each of the other members of the Consolidated Group, and in the case of each of the other Credit Parties, for itself) covenants and agrees that on the Closing Date, and so long as this Credit Agreement is in effect and until no Loans remain outstanding and all amounts owing hereunder or in connection herewith have been paid in full:

     7.1  Financial Statements.
          --------------------

     The Borrower shall furnish, or cause to be furnished, to the Administrative Agent for distribution to the Lenders:

          (a) Audited Financial Statements.  As soon as available, but in any
              ----------------------------
event within 90 days after the end of each fiscal year, an audited consolidated balance sheet of the Borrower and its subsidiaries as of the end of the fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for the year, audited by Ernst & Young LLP, or other firm of independent certified public accountants of nationally recognized standing, setting forth in each case in comparative form the figures for the previous year, reported without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification.

          (b) Borrower-Prepared Financial Statements.  As soon as available, but
              --------------------------------------
in any event within 60 days after the end of each of the first three fiscal quarters, a Borrower-prepared consolidated balance sheet of the Borrower and its subsidiaries as of the end of the quarter and related Borrower-prepared consolidated statements of operations and cash flows for such quarterly period and for the fiscal year to date, in each case setting forth in comparative form the consolidated figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal recurring year-end audit adjustments.

All such financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and shall be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in
Section 1.3.

     7.2  Certificates; Other Information.
          -------------------------------

     The Borrower shall furnish, or cause to be furnished, to the Administrative Agent for distribution to the Lenders:

          (a) Accountant's Certificate and Reports.  If the financial statements
              ------------------------------------
referred to in Section 7.1(a) above contain a qualified auditor's opinion, then concurrently with the delivery of the financial statements referred to in subsection 7.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

          (b) Officer's Certificate.  Concurrently with the delivery of the
              ---------------------
financial statements referred to in Sections 7.1(a) and 7.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge and belief, (i) the financial statements fairly present in all material respects the financial condition of the parties covered by such financial statements, (ii) during such period the members of the Consolidated Group have observed or performed in all material respects the covenants and other agreements hereunder and under the other Credit Documents relating to them, and satisfied in all material respects the conditions, contained in this Credit Agreement to be observed, performed or satisfied by them, and (iii) such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate. Such certificate shall include the calculations required to indicate (A) compliance with Section 7.9, (B) compliance with Section 7.11(a) and (C) the portion of Consolidated Unencumbered Realty represented by Non-Guarantor Subsidiaries. A form of Officer's Certificate is attached as Schedule 7.2(b).
                                             ---------------

          (c) Accountants' Reports.  Promptly upon receipt, a copy of any final
              --------------------
(as distinguished from a preliminary or discussion draft) "management letter" or other similar report submitted by independent accountants or financial consultants to the members of the Consolidated Group in connection with any annual, interim or special audit.

          (d) Public Information.  Within thirty days after the same are sent,
              ------------------
copies of all reports (other than those otherwise provided pursuant to subsection 7.1) and other financial information which any member of the Consolidated Group sends to its public stockholders, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which any member of the Consolidated Group may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority.

          (e) Other Information.  Promptly, such additional financial and other
              -----------------
information as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

     7.3  Notices.
          -------

     Each of the Credit Parties shall give notice (in accordance with Section 11.1) to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

          (a) Defaults.  Immediately (and in any event within two (2) Business
              --------
Days) after any Responsible Officer of any Credit Party knows or has reason to know thereof, the occurrence of any Default or Event of Default (such notice shall expressly state that it is a "notice of default").

          (b) Contractual Obligations.  Promptly, the occurrence of any default
              -----------------------
or event of default under any Contractual Obligation of any member of the Consolidated Group which would reasonably be expected to have a Material Adverse Effect.

          (c) Legal Proceedings.  Promptly, any litigation, or any investigation
              -----------------
or proceeding (including without limitation, any environmental proceeding) known to any member of the Consolidated Group, or any material development in respect thereof, affecting any member of the Consolidated Group which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

          (d) ERISA.  Promptly, after any Responsible Officer of the Borrower
              -----
knows or has reason to know of (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the members of the Consolidated Group or any ERISA Affiliate are required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that reasonably could be expected to have a Material Adverse Effect; together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the members of the Consolidated Group shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

          (e) Other.  Promptly, any other development or event which a
              -----
Responsible Officer of the Borrower determines could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the relevant Credit Parties propose to take with respect thereto.

     7.4  Payment of Obligations.
          ----------------------

     Each member of the Consolidated Group shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with prudent business practice (subject, where applicable, to specified grace periods) all material obligations of each member of the Consolidated Group of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, other than (i) obligations with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect, or (ii) obligations the amount or validity of which are being contested and with respect to which reserves in conformity with GAAP have been provided on the books of the appropriate members of the Consolidated Group.

     7.5  Conduct of Business and Maintenance of Existence.
          ------------------------------------------------

     Each member of the Consolidated Group shall (a) continue to engage in business of the same general type as now conducted by it on the date hereof and similar or related businesses, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business and (b) comply with all Contractual Obligations and Requirements of Law applicable to it, except, with respect to each of clauses
(a) and (b) above, to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

     7.6  Maintenance of Property; Insurance.
          ----------------------------------

     Each member of the Consolidated Group shall keep all material property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies casualty (on a full replacement cost basis), liability and such other insurance (which may include plans of self-insurance) with such coverage and deductibles, and in such amounts as may be consistent with prudent business practice and in any event consistent with normal industry practice (except to any greater extent as may be required by the terms of any of the other Credit Documents); and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

     7.7  Inspection of Property; Books and Records; Discussions.
          ------------------------------------------------------

     Each member of the Consolidated Group shall keep proper books of records and account in which full, true, correct and consolidated (if applicable) entries and are consolidated in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Administrative Agent, the Administrative Agent to visit and inspect any of its properties and examine and make abstracts (including photocopies) from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Credit Parties may not disclose without violation of a confidentiality obligation binding upon them) at any reasonable time, and to discuss the business, operations, properties and financial and other condition of the members of the Consolidated Group with officers and employees of the members of the Consolidated Group and with their independent certified public accountants. The cost of the inspection referred to in the preceding sentence shall be for the account of the Lenders unless an Event of Default has occurred and is continuing, in which case the cost of such inspection shall be for the account of the Credit Parties.

     7.8  Environmental Laws.
          ------------------

     Each member of the Consolidated Group shall:

          (a) Comply in all material respects with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

          (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the members of the Consolidated Group or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Loans and all other amounts payable hereunder, and termination of the Commitments.

     7.9  Financial Covenants.
          -------------------

          (a) Consolidated Adjusted Tangible Net Worth.  Consolidated Adjusted
              ----------------------------------------
Tangible Net Worth will at all times be not less than the sum of (i) $1,500,000,000 plus (ii) 90% of the net proceeds (after customary underwriting
               ----
discounts and commissions and reasonable offering expenses) from Equity Transactions occurring after December 31, 1999.

          (b) Consolidated Funded Debt Ratio.  Consolidated Funded Debt shall
              ------------------------------
(i) as of the last day of the fiscal quarter ending September 30, 2000, be not more than 57.50% of

Tangible Fair Market Value of Assets; and (ii) as of the last day of all subsequent fiscal quarters, be not more than 55.00% of Tangible Fair Market Value of Assets.

          (c) Consolidated Secured Debt.  Consolidated Secured Debt will at all
              -------------------------
times be not more than 35.00% of Tangible Fair Market Value of Assets.

          (d) Consolidated Interest Coverage Ratio.  As of the last day of the
              ------------------------------------
fiscal quarter ending September 30, 2000, the ratio of Consolidated Adjusted EBITDA to Consolidated Interest Expense for the fiscal quarter then ending shall be not less than 1.90:1.0. As of the last day of each subsequent fiscal quarter, the ratio of Consolidated Adjusted EBITDA to Consolidated Interest Expense for the fiscal quarter then ending shall be not less than 2.0:1.0.

          (e) Consolidated Total Fixed Charge Coverage Ratio.  As of the end of
              ----------------------------------------------
each fiscal quarter, the ratio of Consolidated Adjusted EBITDA to Consolidated Total Fixed Charges for the fiscal quarter then ending shall be not less than 1.5:1.0.

          (f) Consolidated Unsecured Debt to Consolidated Unencumbered Realty.
              ---------------------------------------------------------------
The ratio of Consolidated Unsecured Debt to Consolidated Unencumbered Realty shall : (i) as of the last day of the fiscal quarter ending September 30, 2000, be not more than 57.50% for the fiscal quarter then ending; and (ii) as of the last day of all subsequent fiscal quarters, be not more than 55.00% for the fiscal quarter then ending.

          (g) Consolidated Unencumbered Interest Coverage Ratio.  As of the end
              -------------------------------------------------
of each fiscal quarter, the ratio of (i) Consolidated Net Operating Income from Unencumbered Realty to (ii) Consolidated Interest Expense relating to Consolidated Unsecured Debt for the fiscal quarter then ending shall be not less than 2.0:1.0.

          (h) Dividend Payout.  The Borrower shall ensure that distributions on
              ---------------
common stock (excluding dividends paid resulting from extraordinary gains, which extraordinary gains are excluded from the calculation of Funds From Operations) during any fiscal quarter do not exceed, in the aggregate, ninety-five percent (95.00%) of Funds From Operations attributable to such fiscal quarter; provided,
                                                                       --------
however, the Borrower may pay dividends or distributions that exceed the amount
-------
permitted by the preceding subclause if such larger distribution is required in order for the Borrower to maintain its status as a REIT.

          (i) Investments and Acquisitions.
              ----------------------------

              (i) The aggregate cost of all acquisitions made by the Consolidated Group of the assets, property and/or operations of any other Person shall, during any calendar year, be not more than ten percent (10%) of Tangible Fair Market Value of Assets as of the first day of such calendar year.

              (ii) The aggregate amount of all loans, advances or Investments (including, for purposes hereof, Guarantees) made by the Consolidated Group to or in respect of any other Person where, after giving effect thereto, such Person will not be a Subsidiary (and excluding Investments permitted pursuant to clauses (i),(ii),(iv), and (v) of the definition of Permitted Investments) shall, during any calendar year, be not more than five percent (5%) of Tangible Fair Market Value of Assets as of the first day of such calendar year.

          (iii) The aggregate cost of the actual expenditures for improvements on Consolidated Unimproved Realty shall, as of the end of any fiscal quarter, be not more than ten percent (10%) of Tangible Fair Market Value of Assets.

          (iv) The GAAP value of Consolidated Unimproved Realty shall, as of the end of any fiscal quarter, be not more than five percent (5%) of Tangible Fair Market Value of Assets.

          (v) The aggregate amount of the Consolidated Group's pro rata share of the GAAP value of any asset contributed to or otherwise invested in joint ventures shall, as of the end of any fiscal quarter, be not more than fifteen percent (15%) of Tangible Fair Market Value of Assets.

          (vi) The sum of (a) the aggregate cost of the actual expenditures for improvements on Consolidated Unimproved Realty; plus (b) the GAAP value of
                                                     ----
     Consolidated Unimproved Realty, shall, as of the end of any fiscal quarter, be not more than ten percent (10%) of Tangible Fair Market Value of Assets.

          (vii) The sum of (a) the aggregate cost of the actual expenditures for improvements on Consolidated Unimproved Realty; plus (b) the GAAP value of
                                                     ----
     Consolidated Unimproved Realty; plus (c) the aggregate amount of the
                                     ----
     Consolidated Group's pro rata share of the GAAP value of any asset contributed to or otherwise invested in joint ventures, shall, as of the end of any fiscal quarter, be not more than twenty percent (20%) of Tangible Fair Market Value of Assets.

     7.10 Agency Fees.
          -----------

     The Borrower shall pay to the Administrative Agent the annual agency fee and comply with the other fee agreements between the Administrative Agent and the Borrower as agreed to from time to time.

     7.11 Additional Guaranties.
          ---------------------

          (a) Where the portion of the undepreciated value of the Realty directly owned by the members of the Consolidated Group ("Consolidated REO")
                                                          ----------------
represented by the Realty directly owned by one or more Subsidiaries which are not Guarantors hereunder (the "Non-Guarantor Subsidiaries") shall, at any time,
                               --------------------------
exceed (A) five percent (5%) of Consolidated REO in any instance (that is, with respect to the Realty directly owned by any individual Non-Guarantor Subsidiary), or (B) twenty-five percent (25%) of Consolidated REO collectively as a group (that is, with respect to the Realty directly owned by all Non-Guarantor Subsidiaries) (each such percentage is referred to herein as a "Threshold Requirement"), then the Borrower shall promptly notify the
 ---------------------
Administrative Agent thereof, and cause one or more Non-Guarantor Subsidiaries to become a Guarantor hereunder by way of execution of a Joinder Agreement such that immediately after the joinder of such Subsidiaries as Guarantors hereunder, the remaining Non-Guarantor Subsidiaries shall not exceed the applicable Threshold Requirement.

          (b) Delivery of any such Joinder Agreement shall be accompanied by supporting resolutions, incumbency certificates, corporation formation and organizational documentation and opinions of counsel as the Administrative Agent may reasonably request.

     7.12 Ownership of Subsidiaries.
          -------------------------

     Except (a) to the extent otherwise permitted in Section 8.7 and to the extent as would not cause a Change of Control and (b) as set forth on Schedule
                                                                      --------
6.12, the Borrower shall, directly or indirectly, own at all times 100% of the
----
voting stock of each of its Subsidiaries.

     7.13 Use of Proceeds.
          ---------------

     Extensions of Credit will be used solely for the purposes provided in
Section 6.13.

                                   SECTION 8
                              NEGATIVE COVENANTS

     Each of the Credit Parties (in the case of the Borrower, for itself and each of the other members of the Consolidated Group, and in the case of each of the other Credit Parties, for itself) covenants and agrees that on the Closing Date, and so long as this Credit Agreement is in effect and until no Loans remain outstanding and all amounts owing hereunder or in connection herewith, have been paid in full, no member of the Consolidated Group shall:

     8.1  Limitations on Debt.
          -------------------

     Create, incur, assume or suffer to exist any Debt, except Debt the existence or incurrence of which would not violate the financial covenants of
Section 7.9.

     8.2  Restriction on Liens.
          --------------------

     Create, assume, incur or suffer to exist any Lien on any Property or asset of any kind, real or personal, tangible or intangible, now owned or hereafter acquired by it or assign or subordinate any present or future right to receive assets except:

          (a) Liens securing Debt the existence or incurrence of which would not violate the financial covenants of Section 7.9;

          (b) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons; provided that (A) with respect
                                                --------
to Liens securing state and local taxes, such taxes are not yet payable, (B) with respect to Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and the like, such liens are (1) unfiled and no other action has been taken to enforce the same and (2) the cumulative effect of all such Liens will not have a Material Adverse Effect, or (C) with respect to taxes, assessments or governmental charges or levies or claims or demand secured by such Liens, payment is not at the time required;

          (c) Liens not securing Debt which are incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, unemployment insurance, social security and other like laws;

          (d) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereto are being contested in good faith by appropriate proceedings;

          (e) zoning restrictions, easements, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or other minor encumbrances or irregularities of title which do not materially impair the use of any property in the operation or business of the Borrower or such Subsidiary or the value of such property for the purpose of such business; and

          (f) Liens on property or assets of such Subsidiary to secure obligations of such Subsidiary solely to the Borrower or a Wholly-Owned Subsidiary.

     8.3  Consolidations, Mergers and Sales and Purchases of Assets.
          ---------------------------------------------------------

          (a) Enter into a transaction of merger or consolidation, except
                                                                   ------

              (i) a member of the Consolidated Group may be a party to a transaction of merger or consolidation with another member of the Consolidated Group, provided that (A) if the Borrower is a party thereto,
                         --------
     it is the surviving corporation, or (B) if a Guarantor is a party thereto, it shall be the surviving corporation or the surviving corporation shall be a Domestic Subsidiary and shall become a Guarantor hereunder as an Additional Credit Party pursuant to Section 7.11 concurrently therewith, and (C) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect thereto; and

              (ii) a member of the Consolidated Group (other than the Borrower) may be a party to a transaction of merger or consolidation with any other Person, provided that (A) the provisions of Section 7.11 regarding joinder
             --------
     of certain Subsidiaries as Additional Credit Parties hereunder shall be complied with, (B) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect thereto, and (C) the provisions of subsection (c) of this Section shall be complied with.

          (b) Other than as between Credit Parties, sell, lease, transfer or otherwise dispose of assets, property and/or operations which in the aggregate in any fiscal year shall constitute more than fifteen percent (15%) of Tangible Fair Market Value of Assets at the end of the immediately preceding fiscal year or contributed more than fifteen percent (15%) of Consolidated EBITDA for the immediately preceding fiscal year, without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed).

          (c) Acquire all or any portion of the capital stock or other ownership interest in any Person which is not a Subsidiary or all or any portion of the assets, property and/or operations of a Person which is not a Subsidiary, without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed), unless
                      ------

               (i) in the case of an acquisition of capital stock or other ownership interest where, after giving effect thereto, such Person will not be a Subsidiary, then such acquisition will not cause a violation of
     Section 8.4;

               (ii) in the case of an acquisition of capital stock or other ownership interest where, after giving effect thereto, such Person will be a Subsidiary, then

                     (A) the aggregate cost of all such acquisitions during any calendar year shall not exceed an amount equal to twenty-five percent (25%) of Tangible Fair Market Value of Assets at the end of the immediately preceding fiscal year;

                     (B) the Board of Directors (or functional equivalent) of the Person which is the subject of such acquisition shall have approved the acquisition; and

                     (C) no Default or Event of Default would exist after giving effect thereto on a Pro Forma Basis;

               (iii) in the case of an acquisition of the assets, property and/or operations of a Person, then no Default or Event of Default would exist after giving effect thereto on a Pro Forma Basis.

          (d) In the case of the Borrower, liquidate, wind-up or dissolve, whether voluntarily or involuntarily (or suffer to permit any such liquidation or dissolution).

          (e) Alter the character of their business in any material respect from that conducted as of the Closing Date and similar or related businesses.

          (f) The foregoing provisions of this Section shall not apply to leases of property and assets by members of the Consolidated Group to individual tenants in the ordinary course of business.

     8.4  Loans and Investments.
          ---------------------

     Make loans, advances or Investments (including, for purposes hereof, Guarantees) to or in respect of any other Person, except for Permitted Investments.

     8.5  Transactions with Affiliates.
          ----------------------------

     Enter into any transaction, directly or indirectly, including without limitation, the purchase, sale or exchange of property or the rendering of any service to, any Affiliate or shareholder of the Borrower, except in the ordinary course of business pursuant to the reasonable requirements of the business of the Borrower or such Subsidiary and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtainable in a comparable arms-length transaction with a person not an Affiliate or shareholder; provided that the foregoing restrictions shall not apply to
             --------
extensions of credit by the Borrower to its officers and directors pursuant to the Borrower's Stock Purchase and Loan Plan in an aggregate amount not to exceed at any time 5% of Consolidated Adjusted Tangible Net Worth.

     8.6  Transactions with Other Persons regarding this Agreement.
          --------------------------------------------------------

     Enter into any agreement with any Person whereby any of them would agree to any restriction on the Borrower's right with the Lenders' consent to amend or waive any of the provisions of this Credit Agreement.

     8.7  Limitation on Certain Restrictions on Subsidiaries.
          --------------------------------------------------

     Other than as presently exist in respect of REMICs and other special Subsidiaries listed on Schedule 8.7, create or otherwise cause or suffer to
                       ------------
exist or become effective, directly or indirectly, any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by any member of the Consolidated Group, (ii) make loans or advances to any member of the Consolidated Group, or (iii) transfer any of its properties or assets to any member of the Consolidated Group, except for encumbrances or restrictions existing under or by reason of (A) applicable law or (B) this Credit Agreement unless, after giving effect thereto on a Pro Forma Basis, the aggregate amount of Consolidated EBITDA attributable to all such REMICs and other special Subsidiaries shall be less than 25% of Consolidated EBITDA.

                                   SECTION 9
                               EVENTS OF DEFAULT
                               -----------------

     9.1  Events of Default.
          -----------------

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):
                           ----------------

          (a)  Payment.  Any Credit Party shall
               -------

               (i) default in the payment when due of any principal of any of the Loans, or

               (ii) default, and such default shall continue for five (5) or more Business Days, in the payment when due of any interest on the Loans or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

          (b)  Representations.  Any representation, warranty or statement made
               ---------------
or deemed to be made herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made; or

          (c)  Covenants.
               ---------

               (i) Default in the due performance or observance of any term, covenant or agreement contained in Section 7.3(a), 7.9, 7.11, 7.13 or 8.1 through 8.7 (except in the case of negative covenants contained in Sections
     8.1 through 8.7, those Defaults which may occur or arise other than on account of or by affirmative or intentional act of the Borrower or event or condition which the Borrower shall with knowledge permit to exist, all of which shall be subject to the provisions of clause (ii) hereof), inclusive, or

               (ii) Default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections
     (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Responsible Officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent or such longer period not to exceed an additional 30 days provided that the Borrower is diligently pursuing remedy of such default; or

          (d)  Other Credit Documents. (i) Any Credit Party shall default in the
               ----------------------
due performance or observance of any material term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders any material part of the rights, powers and privileges purported to be created thereby; or

          (e)  Guaranties.  The guaranty given by any Guarantor hereunder or any
               ----------
material provision thereof shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

          (f)  Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to
               ---------------
any member of the Consolidated Group; or

          (g)  Defaults under Other Agreements.
               -------------------------------

               (i) Any member of the Consolidated Group shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract or lease material to the Consolidated Group, taken as a whole; or

               (ii) With respect to any Debt (other than Debt outstanding under this Credit Agreement) in excess of $25,000,000 in the aggregate for the Consolidated Group taken as a whole, (A) (1) any member of the Consolidated Group shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Debt, or (2) the occurrence and continuance of a default in the observance or performance relating to such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Debt (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Debt to become due prior to its stated maturity; or (B) any such Debt shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof.

          (h) Judgments.  Any member of the Consolidated Group shall fail within
              ---------
30 days of the date due and payable to pay, bond or otherwise discharge any judgment, settlement or order for the payment of money which judgment, settlement or order, when aggregated with all other such judgments, settlements or orders due and unpaid at such time, exceeds $5,000,000, and which is not stayed on appeal (or for which no motion for stay is pending) or is not otherwise being executed; or

          (i) ERISA.  Any of the following events or conditions, if such event
              -----
or condition could reasonably be expected to have a Material Adverse Effect shall occur: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of a member of the Consolidated Group or any ERISA Affiliate in favor of the PBGC or a Plan; (2) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) a member of the Consolidated Group or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject a member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

          (j) Ownership.  There shall occur a Change of Control; or
              ---------

          (k) Bank of America Credit Agreement.  An Event of Default under and
              --------------------------------
as defined in the Bank of America Credit Agreement shall have occurred and be continuing.

     9.2  Acceleration; Remedies.
          ----------------------

     Upon the occurrence of an Event of Default, and at any time thereafter, the Administrative Agent may and, upon the request and direction of the Required Lenders, shall by written notice to the Credit Parties take any of the following actions:

               (i)   Termination of Commitments.  Declare the Commitments
                     --------------------------
     terminated whereupon the Commitments shall be immediately terminated.

               (ii)  Acceleration.  Declare the unpaid principal of and any
                     ------------
     accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Credit Parties.

               (iii) Enforcement of Rights.  Enforce any and all rights and
                     ---------------------
     interests created and existing under the Credit Documents.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without presentment, demand, protest or the giving of any notice or other action by the Administrative Agent or the Lenders, all of which are hereby waived by the Credit Parties.

                                  SECTION 10
                               AGENCY PROVISIONS
                               -----------------

     10.1  Appointment.
           -----------

     Each Lender hereby designates and appoints First Union National Bank as contractual representative (in such capacity, the "Administrative Agent") of
                                                   --------------------
such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Administrative Agent as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lender further directs and authorizes the Administrative Agent to execute releases (or similar agreements) to give effect to the provisions of this Credit Agreement and the other Credit Documents. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Section are solely for the benefit of the Administrative Agent and the

Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Administrative Agent shall act solely as Administrative Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party or any of their respective Affiliates.

     10.2  Delegation of Duties.
           --------------------

     The Administrative Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     10.3  Exculpatory Provisions.
           ----------------------

     The Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Credit Parties to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans, the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties or any of their respective Affiliates.

     10.4  Reliance on Communications.
           --------------------------

     The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat the Lenders as the owners of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 11.3(b) hereof. The Administrative Agent and the Borrower shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

     10.5  Notice of Default.
           -----------------

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

     10.6  Non-Reliance on Administrative Agent and Other Lenders.
           ------------------------------------------------------

     Each Lender expressly acknowledges that each of the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties or their respective Affiliates and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties and their respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower, the other Credit Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     10.7  Indemnification.
           ---------------

     The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any
           --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans, and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     10.8  Administrative Agent in its Individual Capacity.
           -----------------------------------------------

     The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries or their respective Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made by and all obligations of the Borrower hereunder and under the other Credit Documents, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     10.9  Successor Administrative Agent.
           ------------------------------

     The Administrative Agent may, at any time, resign upon 20 days' written notice to the Lenders and the Borrower, and may be removed, upon show of cause, by the Required Lenders upon 30 days' written notice to the Administrative Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Administrative Agent shall select a successor Administrative Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

                                  SECTION 11
                                 MISCELLANEOUS
                                 -------------

     11.1  Notices.
           -------

     Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, Guarantors and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on Schedule
                                                                      --------
11.1, or at such other address as such party may specify by written notice to
----
the other parties hereto:

          if to the Borrower or the Guarantors:

               United Dominion Realty Trust, Inc.
               400 East Cary Street
               Richmond, Virginia  23219-3816
               Attn:  Chief Financial Officer
               Telephone:  (804) 819-1891
               Telecopy:  (804) 780-0431

          with a copy to:

               United Dominion Realty Trust, Inc.
               400 East Cary Street
               Richmond, Virginia  23219-3816
               Attn:  General Counsel
               Telephone:  (804) 819-1885
               Telecopy:  (804) 788-4607
          if to the Administrative Agent:

               First Union National Bank
               One First Union Center, DC-6
               301 South College Street
               Charlotte, North Carolina  28288-0166
               Attn:  John A. Schissel
               Telephone:  (704) 383-1967
               Telecopy:   (704) 383-6205

     11.2  Right of Set-Off.
           ----------------

     In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply (subject to Section 3.13) any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Person to such Lender hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 3.13 or Section 11.3(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder. It is specifically acknowledged and agreed that no right of set-off shall be exercised against accounts identified as holding tenant deposit accounts or transfer agent accounts which represent obligations to third parties.

     11.3  Benefit of Agreement.
           --------------------

           (a) Generally.  This Credit Agreement shall be binding upon and inure
               ---------
to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign or
                    --------
transfer any of its interests without prior written consent of the Lenders; provided further that the rights of each Lender to transfer, assign or grant
-------- -------
participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3, provided however that nothing herein shall
                                --------
prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or selling participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate or Subsidiary of such Lender.

           (b) Assignments.  Each Lender may with the prior written consent of
               -----------
the Administrative Agent and the Borrower (provided that the consent of the Borrower shall not be unreasonably delayed or withheld and provided further that the consent of the Borrower shall not be required during the existence and continuation of an Event of Default), assign all or a portion of its rights and obligations hereunder, pursuant to an assignment agreement substantially in the form of Schedule 11.3(b), to an
                                                  ----------------
Eligible Assignee provided that (i) any such assignment (other than any
                  --------
assignment to an existing Lender) shall be in a minimum aggregate amount of $5,000,000 (or, if less, the remaining amount of the Commitment of the assigning Lender) of the Commitments and in integral multiples of $1,000,000 above such amount and (ii) each such assignment shall be of a constant, not varying, percentage of all such Lender's rights and obligations under this Credit Agreement. Any assignment hereunder shall be effective upon delivery to the Administrative Agent of written notice of the assignment together with a transfer fee of $5,000 payable to the Administrative Agent for its own account from and after the later of (i) the effective date specified in the applicable assignment agreement and (ii) the date of recording of such assignment in the Register pursuant to the terms of subsection (c) below. The assigning Lender will give prompt notice to the Administrative Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). If the assignee is not a United States person under Section 7701(a)(30) of the Code, it shall deliver to the Credit Parties and the Administrative Agent certification as to exemption from deduction or withholding of Non-Excluded Taxes in accordance with Section 3.10. By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or any of their respective Affiliates or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement;
(v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

          (c) Maintenance of Register.  The Administrative Agent shall maintain
              -----------------------
at one of its offices in Charlotte, North Carolina a copy of each Lender assignment agreement delivered to it in accordance with the terms of subsection
(b) above and a register for the recordation of the identity of the principal amount, type and Interest Period of each Loan outstanding hereunder, the names, addresses and the Commitments of the Lenders pursuant to the terms hereof from time to time (the "Register"). The Administrative Agent will make reasonable
                   --------
efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Participations.  Each Lender may sell, transfer, grant or assign
              --------------
participations to any Person in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a
                       --------
"Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Loans in which the participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Termination Date or the date of any mandatory prepayment), interest or Fees in which the participant is participating, or (C) except as expressly provided in the Credit Documents, release any Guarantor from its guaranty obligations hereunder, and
(iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided, however,
                                                              --------
that such participant shall be entitled to receive additional amounts under Sections 3.6, 3.9, 3.10 and 3.11 on the same basis as if it were a Lender.

     11.4 No Waiver; Remedies Cumulative.
          ------------------------------

     No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     11.5  Payment of Expenses, etc.
           ------------------------

     The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses (A) of the Administrative Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Alston & Bird LLP, special counsel to the Administrative Agent subject to any applicable agreement regarding such fees), and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (B) of the Administrative Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding or (B) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

     11.6  Amendments, Waivers and Consents
           --------------------------------

     Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the

Required Lenders and (except in the case of a waiver granted by the Required Lenders) the Borrower, provided, however, that:
                       --------  -------

          (a) without the consent of each Lender affected thereby, no such amendment may:

               (i) extend the final maturity of any Loan, or extend or waive any principal amortization payment of any Loan, or any portion thereof,

               (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder,

               (iii)  reduce or waive the principal amount of any Loan,

               (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default (other than an Event of Default of the type described in Section 9.1(f) hereof) or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

               (v) except (A) as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section
     8.3 or (B) in connection with the release of Guarantors pursuant to the terms of Section 4.8, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents,

               (vi) amend, modify or waive any provision of this Section 11.6 or Section 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 9.1(a), 11.2,
     11.3, 11.5 or 11.9,

               (vii) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, or

               (viii) consent to the assignment or transfer by the Borrower (or another Credit Party) of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby; and

          (b)  without the consent of the Administrative Agent, no provision of
Section 10 may be amended.

     Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

     11.7  Counterparts.
           ------------

     This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

     11.8  Headings.
           --------

     The headings of the Sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     11.9  Survival.
           --------

     All indemnities set forth herein, including, without limitation, in Section 2.2(i), 3.9, 3.11, 10.7 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

     11.10 Governing Law; Submission to Jurisdiction; Venue.
           ------------------------------------------------

           (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the Commonwealth of Virginia in the City of Richmond, or of the United States for the Eastern District of Virginia, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

           (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

           (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE BORROWER AND THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY

ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     11.11 Severability.
           ------------

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     11.12 Entirety.
           --------

     This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     11.13 Binding Effect; Termination.
           ---------------------------

           (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns.

           (b) The term of this Credit Agreement shall be until no Loans or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

     11.14 Source of Funds.
           ---------------

     Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

           (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

           (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

           (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

           (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 11.14, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     11.15 Conflict.
           --------

     To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

                          [Signature Pages to Follow]

                                                               Signature Page to
                                              United Dominion Realty Trust, Inc.
                                  Credit Agreement dated as of November 14, 2000

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                  UNITED DOMINION REALTY TRUST, INC.,
--------
                           a Virginia corporation


                           By:______________________________________
                           Name:____________________________________
                           Title:___________________________________


GUARANTORS:                UNITED DOMINION REALTY, L.P.,
----------
                           a Virginia limited partnership

                           By: United Dominion Realty Trust, Inc., a Virginia corporation, general partner


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


                           UDRT OF NORTH CAROLINA, L.L.C.,
                           a North Carolina limited liability company

                           By:    United Dominion Realty Trust, Inc.,
                                  a Virginia corporation, sole member


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


                           UDR SOUTH CAROLINA TRUST,
                           a Maryland real estate investment trust



                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                                                               Signature Page to
                                              United Dominion Realty Trust, Inc.
                                  Credit Agreement dated as of November 14, 2000


                         UDR WESTERN RESIDENTIAL, INC.,
                         a Virginia corporation


                              By:__________________________
                              Name:________________________
                              Title:_______________________


                         SOUTH WEST REIT HOLDING, INC.,
                         a Texas corporation


                              By:__________________________
                              Name:________________________
                              Title:_______________________


                         UDR OF TENNESSEE, L.P.,
                         a Virginia limited partnership

                         By:  United Dominion Realty Trust, Inc.,
                              a Virginia corporation, general partner


                              By:__________________________
                              Name:________________________
                              Title:_______________________


                         UDR TEXAS PROPERTIES, L.P.,
                         a Delaware limited partnership


                         By:_________________________
                         Name:_______________________
                         Title:______________________

                                                               Signature Page to
                                              United Dominion Realty Trust, Inc.
                                  Credit Agreement dated as of November 14, 2000


                    UDR CALIFORNIA PROPERTIES, LLC,
                    a Virginia limited liability company

                    By:    United Dominion Realty Trust, Inc.,
                           a Virginia corporation, sole member


                           By:____________________________________
                           Name:__________________________________
                           Title:_________________________________


                    UDR VIRGINIA PROPERTIES, LLC,
                    a Virginia limited liability company

                    By:    United Dominion Realty Trust, Inc.,
                           a Virginia corporation, sole member


                           By:____________________________________
                           Name:__________________________________
                           Title:_________________________________


                    UDR FLORIDA PROPERTIES, LLC,
                    a Virginia limited liability company

                    By:    United Dominion Realty Trust, Inc.,
                           a Virginia corporation, sole member


                           By:____________________________________
                           Name:__________________________________
                           Title:_________________________________


                    ASR INVESTMENTS CORPORATION,
                    a Maryland corporation


                           By:____________________________________
                           Name:__________________________________
                           Title:_________________________________

                                                               Signature Page to
                                              United Dominion Realty Trust, Inc.
                                  Credit Agreement dated as of November 14, 2000


                    SWPT II ARIZONA PROPERTIES, INC.,
                    an Arizona corporation


                         By:___________________________
                         Name:_________________________
                         Title:________________________


                    SOUTH WEST PROPERTIES, L.P.,
                    a Delaware limited partnership

                    By:  UDR Holdings, LLC,
                         a Virginia limited liability company, general partner

                         By:  United Dominion Realty, L.P.,
                              a Virginia limited partnership, sole member

                              By:  United Dominion Realty Trust, Inc.,
                                   a Virginia corporation, general partner


                                   By:_____________________________
                                   Name:___________________________
                                   Title:__________________________


                    AMERICAN APARTMENT
                    COMMUNITIES HOLDINGS, INC.,
                    a Delaware corporation


                         By:___________________________
                         Name:_________________________
                         Title:________________________

                                                               Signature Page to
                                              United Dominion Realty Trust, Inc.
                                  Credit Agreement dated as of November 14, 2000


                    AAC FUNDING PARTNERSHIP II,
                    a Delaware partnership

                    By:  United Dominion Realty, L.P.,
                         a Virginia limited partnership, general partner

                         By:  United Dominion Realty Trust, Inc.,
                              a Virginia corporation, general partner


                              By:_________________________________________
                              Name:_______________________________________
                              Title:______________________________________


                    AAC FUNDING PARTNERSHIP III,
                    a Delaware partnership

                    By:  United Dominion Realty, L.P.,
                         a Virginia limited partnership, general partner

                         By:  United Dominion Realty Trust, Inc.,
                              a Virginia corporation, general partner



                              By:_________________________________________
                              Name:_______________________________________
                              Title:______________________________________


                    FINISTERRA APARTMENTS L.L.C.,
                    an Arizona limited liability company


                    By:______________________________________
                    Name:____________________________________
                    Title:___________________________________

                                                               Signature Page to
                                              United Dominion Realty Trust, Inc.
                                  Credit Agreement dated as of November 14, 2000


                    POLO CHASE VENTURE LIMITED PARTNERSHIP,
                    a Delaware limited partnership

                    By: American Apartment Communities Holdings, Inc., a Delaware corporation, general partner


                         By:_________________________________
                         Name:_______________________________
                         Title:______________________________


                    GOVERNOUR'S SQUARE OF COLUMBUS CO.,
                    an Ohio limited partnership

                    By:  United Dominion Realty, L.P.,
                         a Virginia limited partnership, general partner

                         By:  United Dominion Realty Trust, Inc.,
                              a Virginia corporation, general partner


                              By:_________________________________
                              Name:_______________________________
                              Title:______________________________


                    NORTHBAY PROPERTIES II, L.P.
                    a California limited partnership

                    By:  United Dominion Realty, L.P.,
                         a Virginia limited partnership, general partner

                         By:  United Dominion Realty Trust, Inc.,
                              a Virginia corporation, general partner


                              By:_________________________________
                              Name:_______________________________
                              Title:______________________________

                                                               Signature Page to
                                              United Dominion Realty Trust, Inc.
                                  Credit Agreement dated as of November 14, 2000


                    PARKER'S LANDING VENTURE I,
                    a Florida partnership

                    By:  United Dominion Realty, L.P.,
                         a Virginia limited partnership, general partner

                         By:  United Dominion Realty Trust, Inc.,
                              a Virginia corporation, general partner


                              By: _____________________________________________
                              Name: ___________________________________________
                              Title: __________________________________________


                    REGENCY PARK, L.P.,
                    an Indiana limited partnership

                    By:  United Dominion Realty, L.P.,
                         a Virginia limited partnership, general partner

                         By:  United Dominion Realty Trust, Inc.,
                              a Virginia corporation, general partner


                              By: _____________________________________________
                              Name: ___________________________________________
                              Title: __________________________________________


                    WINTERLAND SAN FRANCISCO PARTNERS,
                    a California limited partnership

                    By:  United Dominion Realty, L.P.,
                         a Virginia limited partnership, general partner

                         By:  United Dominion Realty Trust, Inc.,
                              a Virginia corporation, general partner


                              By: _____________________________________________
                              Name: ___________________________________________
                              Title: __________________________________________

                                                               Signature Page to
                                              United Dominion Realty Trust, Inc.
                                  Credit Agreement dated as of November 14, 2000


                    WOODLAKE VILLAGE, L.P
                    a California limited partnership

                    By:  United Dominion Realty, L.P.,
                         a Virginia limited partnership, general partner

                         By:  United Dominion Realty Trust, Inc.,
                              a Virginia corporation, general partner


                              By: _____________________________________________
                              Name: ___________________________________________
                              Title: __________________________________________


                    UDRT OF ALABAMA, INC.,
                    an Alabama corporation

                    By: _______________________________________
                    Name: _____________________________________
                    Title: ____________________________________


                    SUNSET COMPANY,
                    an Ohio partnership

                    By:  United Dominion Realty Trust, Inc.,
                         a Virginia corporation, general partner


                         By: ____________________________________________
                         Name: __________________________________________
                         Title: _________________________________________

                                                               Signature Page to
                                              United Dominion Realty Trust, Inc.
                                  Credit Agreement dated as of November 14, 2000


LENDERS:                 FIRST UNION NATIONAL BANK,
-------
                         individually in its capacity as a
                         Lender and in its capacity as Administrative Agent


                         By: ____________________________________
                         Name:
                         Title:

                                                               Signature Page to
                                              United Dominion Realty Trust, Inc.
                                  Credit Agreement dated as of November 14, 2000


                         SUNTRUST BANK


                         By: ____________________________________
                         Name:
                         Title:

                                                               Signature Page to
                                              United Dominion Realty Trust, Inc.
                                  Credit Agreement dated as of November 14, 2000


                         KEYBANK NATIONAL ASSOCIATION


                         By: ____________________________________
                         Name:
                         Title:

                                                               Signature Page to
                                              United Dominion Realty Trust, Inc.
                                  Credit Agreement dated as of November 14, 2000


                         PNC BANK, NATIONAL ASSOCIATION


                         By: ____________________________________
                         Name:
                         Title:

                                                               Signature Page to
                                              United Dominion Realty Trust, Inc.
                                  Credit Agreement dated as of November 14, 2000


                         BANK OF AMERICA, N.A.


                         By: ____________________________________
                         Name:
                         Title:

                                Schedule 2.1(a)
                                ---------------
                      Schedule of Lenders and Commitments


Lender                        Commitment                  Commitment %

First Union National Bank        $ 32,000,000.00                    32.0%
Bank of America, N.A.            $ 25,000,000.00                    25.0%
KeyBank National
 Association                     $ 25,000,000.00                    25.0%
PNC Bank, National
 Association                     $ 13,000,000.00                    13.0%
SunTrust Bank                    $  5,000,000.00                     5.0%

  Total                          $100,000,000.00                   100.0%

                              Schedule 2.1(b)(i)
                              ------------------

                          FORM OF NOTICE OF BORROWING

First Union National Bank
One First Union Center, DC-6
301 South College Street
Charlotte, North Carolina 28288-0166
Attn: John A. Schissel

     Re: Credit Agreement dated as of November 14, 2000 (as amended and modified, the "Credit Agreement") among United Dominion Realty Trust,
                         ----------------
          Inc., the Guarantors and Lenders identified therein and First Union National Bank, as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned, UNITED DOMINION REALTY TRUST, INC., a Virginia corporation, being the Borrower under the above-referenced Credit Agreement hereby gives notice pursuant to Section 5.1 of the Credit Agreement of a request for Loans pursuant to the Credit Agreement as follows

(A)  Date of Borrowing
     (which is a Business Day)    _______________________

(B)  Principal Amount of
     Borrowing                    $100,000,000

(C)  Interest rate basis          _______________________

(D)  Interest Period and the
     last day thereof             _______________________

In accordance with the requirements of Section 5.2 of the Credit Agreement, the undersigned Borrower hereby certifies that:

          (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Extension of Credit (except for those which expressly relate to an earlier date).

          (b) No Default or Event of Default exists, or will exist after giving effect to the requested Extension of Credit.

          (c) As to any Credit Party, no involuntary action has been commenced under applicable bankruptcy, insolvency or other similar law in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) as to any Credit Party or as to any substantial part of the property of any Credit Party or for the winding up or liquidation of its affairs, and remains undismissed, undischarged or unbonded.

          (d) No circumstances, events or conditions have occurred since the date of the audited financial statements referenced in Section 6.1 of the Credit Agreement which would have a Material Adverse Effect.

          (e) All conditions set forth in Section 2.1 as to the making of the Loans have been satisfied.


                              Very truly yours,

                              UNITED DOMINION REALTY TRUST, INC.


                              By: ________________________________
                              Name: ______________________________
                              Title: _____________________________

                                Schedule 2.1(e)
                                ---------------

                                 FORM OF NOTE

                                                               November 14, 2000

     FOR VALUE RECEIVED, the undersigned Borrower, hereby promises to pay to the order of ________________________, and its successors and assigns, on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement, the aggregate unpaid principal amount of the Loan made by such Lender to the Borrower, together with interest thereon at the rates and as provided in the Credit Agreement.

     This Note is one of the Notes referred to in the Credit Agreement dated as of November 14, 2000 (as amended and modified, the "Credit Agreement") among
                                                    ----------------
United Dominion Realty Trust, Inc., the Guarantors and Lenders identified therein and First Union National Bank, as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

     The holder may endorse and attach a schedule to reflect all payments and prepayments on this Note; provided that any failure to endorse such information
                          --------
shall not affect the obligation of the Borrower to pay amounts evidenced hereby.

     Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Note and the Loan and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

     This Note shall be governed by, and construed and interpreted in accordance with, the law of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date first above written.

                                   UNITED DOMINION REALTY TRUST, INC.,
                                   a Virginia corporation


                                   By: __________________________________
                                   Name: ________________________________
                                   Title: _______________________________

                                 Schedule 3.2
                                 ------------

                    Form of Notice of Extension/Conversion

First Union National Bank,
 as Administrative Agent for the Lenders

__________________________________
__________________________________
__________________________________
Attention: _________________________

     Re: Credit Agreement dated as of November 14, 2000 (as amended and modified, the "Credit Agreement") among United Dominion Realty Trust,
                         ----------------
          Inc., the Guarantors and Lenders identified therein and First Union National Bank, as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

     The undersigned, UNITED DOMINION REALTY TRUST, INC. (the "Borrower"),
                                                               --------
refers to the Credit Agreement.  The Borrower hereby gives notice pursuant to
Section 3.2 of the Credit Agreement that it requests an extension or conversion of a Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)  Date of Extension or Conversion
     (which is the last day of the
     the applicable Interest Period)      _______________________

(B)  Principal Amount of
     Extension or Conversion              _______________________

(C)  Interest rate basis                  _______________________

(D)  Interest Period and the
     last day thereof                     _______________________

     In accordance with the requirements of Section 5.2 of the Credit Agreement, the undersigned Borrower hereby certifies that:

          (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Extension of Credit (except for those which expressly relate to an earlier date).

          (b) No Default or Event of Default exists, or will exist after giving effect to the requested Extension of Credit.

          (c) As to any Credit Party, no involuntary action has been commenced under applicable bankruptcy, insolvency or other similar law in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) as to any Credit Party or as to any substantial part of the property of any Credit Party or for the winding up or liquidation of its affairs, and remains undismissed, undischarged or unbonded.

          (d) No circumstances, events or conditions have occurred since the date of the audited financial statements referenced in Section 6.1 of the Credit Agreement which would have a Material Adverse Effect.

                              Very truly yours,

                              UNITED DOMINION REALTY TRUST, INC.


                              By: ______________________________
                              Name: ____________________________
                              Title: ___________________________

                              Schedule 5.1(e)(v)
                              ------------------

                             Officer's Certificate

     Pursuant to Section 5.1(e)(v) of the Credit Agreement (the "Credit
                                                                 ------
Agreement"), dated as of November 14, 2000, among UNITED DOMINION REALTY TRUST,
---------
INC., a Virginia corporation, the Guarantors and Lenders identified therein and First Union National Bank, as Administrative Agent, the undersigned ____________________ Secretary of _________________________ (the "Corporation")
                                                                  -----------
hereby certifies as follows:

     1. Attached hereto as Annex I is a true and complete copy of resolutions duly adopted by the Board of Directors of the Corporation on __________________, _____. The attached resolutions have not been rescinded or modified and remain in full force and effect. The attached resolutions are the only corporate proceedings of the Corporation now in force relating to or affecting the matters referenced to therein.

     2. Attached hereto as Annex II is a true and complete copy of the By-laws of the Corporation as in effect on the date hereof.

     3. Attached hereto as Annex III is a true and complete copy of the Certificate of Incorporation of the Corporation and all amendments thereto as in effect on the date hereof.

     4. The following persons are now duly elected and qualified officers of the Corporation, holding the offices indicated, and the signature appearing opposite his name below is his true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Corporation the Credit Agreement, the Notes to be issued pursuant thereto and the other Credit Documents and to act as a Responsible Officer on behalf of the Corporation under the Credit Agreement:

         Name                  Office                        Signature
         ----                  ------                        ---------

___________________    _______________________          ____________________

     IN WITNESS WHEREOF, the undersigned has hereunto set his/her name and affixed the corporate seal of the Corporation.

                              _______________________________,
                              Secretary
                              (CORPORATE SEAL)

Date:  __________________, _____

     I, ___________________, ___________________ of ________________________,
hereby certify that ______________________, whose genuine signature appears above, is, and has been at all times since ________________________, a duly elected, qualified and acting _________________ of
____________________________________.

                              ___________________________________ of
                              ___________________________________
                              _________________________, _____

                                 Schedule 6.3
                                 ------------

   Qualifications Concerning Organization, Existence and Compliance with Law

                                 Schedule 6.6
                                 ------------

                              Material Litigation

                                 Schedule 6.12
                                 -------------

                                 Subsidiaries

                                Schedule 7.2(b)
                                ---------------

                   Form of Officer's Compliance Certificate

     This Certificate is delivered in accordance with the provisions of Section 7.2(b) of that Credit Agreement dated as of November 14, 2000 (as amended, modified and supplemented, the "Credit Agreement") among UNITED DOMINION REALTY
                                ----------------
TRUST, INC., a Virginia corporation, the Guarantors and Lenders identified therein, and First Union National Bank, as Administrative Agent. Terms used but not otherwise defined herein shall have the same meanings provided in the Credit Agreement.

     The undersigned, being a Responsible Officer of UNITED DOMINION REALTY TRUST, INC., a Virginia corporation, hereby certifies, in my official capacity and not in my individual capacity, that to the best of my knowledge and belief:

          (a) the financial statements of the Borrower fairly present the financial condition of the parties covered by such financial statements in all material respects;

          (b) during the period the Credit Parties have observed or performed all of their covenants and other agreements in all material respects, and satisfied in all material respects every material condition, contained in the Credit Agreement to be observed, performed or satisfied by them; and

          (c) the undersigned has no actual knowledge of any Default or Event of Default.


Detailed calculations demonstrating (A) compliance with the financial covenants set out in Section 7.9 of the Credit Agreement, (B) compliance with Section 7.11(a) and (C) the portion of Consolidated Unencumbered Realty represented by Non-Guarantor Subsidiaries, are attached to this Certificate.

          This the ___________ day of ___________________, 200___.

                                      UNITED DOMINION REALTY TRUST, INC.


                                      By: ______________________________
                                      Name: ____________________________
                                      Title: ___________________________

                      Attachment to Officer's Certificate
                      -----------------------------------

                      Computation of Financial Covenants

                                 Schedule 7.11
                                 -------------

                           Form of Joinder Agreement

     THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, 200__,
                                  ---------
is by and between _____________________, a ___________________ (the "Applicant
                                                                     ---------
Guarantor"), and FIRST UNION NATIONAL BANK, in its capacity as Administrative
---------
Agent under that certain Credit Agreement dated as of November 14, 2000 (as amended and modified, the "Credit Agreement") by and among UNITED DOMINION
                           ----------------
REALTY TRUST, INC., a Virginia corporation, the Guarantors and Lenders identified therein and First Union National Bank, as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

     The Applicant Guarantor has indicated its desire to become a Guarantor or is required by the terms of Section 7.11 of the Credit Agreement to become, a Guarantor under the Credit Agreement.

     Accordingly, the Applicant Guarantor hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

     1. The Applicant Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Guarantor will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Credit Documents. The Applicant Guarantor agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Documents, including without limitation (i) all of the affirmative and negative covenants set forth in Sections 7 and 8 of the Credit Agreement and (ii) all of the undertakings and waivers set forth in Section 4 of the Credit Agreement.
Without limiting the generality of the foregoing terms of this paragraph 1, the Applicant Guarantor hereby (A) jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof and (B) agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Applicant Guarantor will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     2. The Applicant Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto. The information on the Schedules to the Credit Agreement is amended to provide the information shown on the attached Schedule A.
                                  ----------

     3. The Applicant Guarantor hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Applicant Guarantor under Section 4 of the Credit Agreement upon the execution of this Joinder Agreement by the Applicant Guarantor.

     4. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

     5. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Virginia.


     IN WITNESS WHEREOF, the Applicant Guarantor has caused this Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                              APPLICANT GUARANTOR


                              By: ____________________________________
                              Name: __________________________________
                              Title: _________________________________

                              Address for Notices:

                              Attn: __________________________________
                              Telephone: _____________________________
                              Telecopy: ______________________________

                              Acknowledged and accepted:

                              FIRST UNION NATIONAL BANK,
                              as Administrative Agent


                              By: ____________________________________
                              Name: __________________________________
                              Title: _________________________________

                                  Schedule A
                                  ----------
                                      to
                               Joinder Agreement


                               Address for
Applicant Guarantor              Notices
-------------------              -------

                                 Schedule 8.7
                                 ------------

                     REMICs and Other Special Subsidiaries

                                 Schedule 11.1
                                 -------------

                        Schedule of Lenders' Addresses


First Union National Bank            First Union National Bank
                                     One First Union Center, DC-6
                                     301 South College Street
                                     Charlotte, North Carolina 28288-0166
                                     Attn: John A. Schissel
                                     Telephone: (704) 383-1967
                                     Telecopy:  (704) 383-6205

Bank of America, N.A.                100 North Tryon Street
                                     15/th/ Floor
                                     NC1-007-1508
                                     Charlotte, NC 28255
                                     Attn: Kevin M. McCullough
                                           Vice President
                                     Telephone: (704) 387-2707
                                     Facsimile: (704) 388-8841

SunTrust Bank                        8245 Boone Blvd.
                                     Suite 820
                                     Vienna, VA 22182
                                     Attn: Nancy B. Richards
                                           Vice President
                                     Telephone: (703) 902-9039
                                     Facsimile: (703) 902-9245

KeyBank National Association         127 Public Square, 6/th/ floor
                                     Cleveland, Ohio 44114
                                     Attn: Mary Ellen Fowler
                                           Vice President
                                     Telephone: (216) 689-4975
                                     Facsimile: (216) 689-4997

PNC Bank, National Association       1401 Eye Street, NW, Suite 200
                                     Washington, DC 20005
                                     Attn: Timothy P. Gleeson
                                     Telephone: (202) 393-2226
                                     Facsimile: (202) 393-1545


                                     With copies to:

                                     249 5th Avenue, 19th Floor
                                     Pittsburgh, PA 15222
                                     Attn: Denise Giacomino
                                     Telephone: (412) 762-4319
                                     Facsimile: (412) 762-5754

                               Schedule 11.3(b)
                               ----------------

                       Form of Assignment and Acceptance

     THIS ASSIGNMENT AND ACCEPTANCE dated as of _________________________, 200__ is entered into between THE LENDER IDENTIFIED ON THE SIGNATURE PAGES AS THE "ASSIGNOR" (the "Assignor") and THE PARTIES IDENTIFIED ON THE SIGNATURE PAGES AS
                 --------
"ASSIGNEES" ("Assignee").
              --------

     Reference is made to that Credit Agreement dated as of November 14, 2000 (as amended and modified, the "Credit Agreement") among UNITED DOMINION REALTY
                               ----------------
TRUST, INC., a Virginia corporation (the "Borrower"), the Guarantors and Lenders
                                          --------
identified therein and First Union National Bank, as Administrative Agent.
Terms defined in the Credit Agreement are used herein with the same meanings.

     1. The Assignor hereby sells and assigns, without recourse, to the Assignees, and the Assignees hereby purchase and assume, without recourse, from the Assignor, effective as of the Effective Date shown below, those rights and interests of the Assignor under the Credit Agreement identified below (the "Assigned Interests"), including the Loans relating thereto, together with
--------------------
unpaid interest and fees relating thereto accruing from the Effective Date. The Assignor represents and warrants that it owns the interests assigned hereby free and clear of liens, encumbrances or other claims. Each of the Assignees represents that it is an Eligible Assignee within the meaning of the term in the Credit Agreement. The Assignor and each of the Assignees hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in
Section 11.3 of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) each Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) each Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than the rights of indemnification referenced in Section 11.9 of the Credit Agreement).


     2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Virginia.

     3.   Terms of Assignment

     (a)  Date of Assignment:                        ___________________, 200__
     (b)  Legal Name of Assignor:                    SEE SIGNATURE PAGE
     (c)  Legal Name of Assignee:                    SEE SIGNATURE PAGE
     (d)  Effective Date of Assignment:              ___________________, 200__

See Schedule I attached for a description of the Loans (and the percentage
    ----------
interests therein and relating thereto) which are the subject of this Assignment and Acceptance.

     4. The fee payable to the Administrative Agent in connection with this Assignment is enclosed.

     IN WITNESS WHEREOF, the parties hereto have caused the execution of this instrument by their duly authorized officers as of the date first above written.

     ASSIGNOR:                          ASSIGNEE:
     --------                           --------


     By: ___________________________    By: _____________________________
     Name: _________________________    Name: ___________________________
     Title: ________________________    Title: __________________________

     ACKNOWLEDGMENT AND CONSENT
     --------------------------

     FIRST UNION NATIONAL BANK          UNITED DOMINION REALTY TRUST, INC.
     as Administrative Agent


     By: ___________________________    By: _____________________________
     Name: _________________________    Name: ___________________________
     Title: ________________________    Title: __________________________

                                  SCHEDULE I
                                  ----------
                         TO ASSIGNMENT AND ACCEPTANCE
                      United Dominion Realty Trust, Inc.

                           LOANS PRIOR TO ASSIGNMENT


                           Loan                  Commitment
                          Amount                 Percentage
                          ------                 ----------
ASSIGNOR
--------




ASSIGNEES
---------



                     __________________       __________________
                     $

                       LOANS SUBJECT OF THIS ASSIGNMENT

                              Loan                Commitment
                             Amount               Percentage
                             ------               ----------
ASSIGNOR
--------








                      ________________       ________________
                      $

                                  SCHEDULE I
                                  ----------
                         TO ASSIGNMENT AND ACCEPTANCE
                      United Dominion Realty Trust, Inc.

                            LOANS AFTER ASSIGNMENT


                              Loan                Commitment
                             Amount               Percentage
                             ------               ----------

ASSIGNOR
--------




ASSIGNEES
---------



                          ________________       ________________
                          $